Exhibit 99.1

Confidential Private Placement Offering Memorandum
Initially Dated December 18, 2017,
as Amended, Supplemented and Restated as of March 1, 2018

THIS DOCUMENT INCLUDES IMPORTANT INFORMATION THAT REPLACES, AND IS IN ADDITION TO, THE INFORMATION PREVIOUSLY AVAILABLE TO YOU — YOU SHOULD READ THIS DOCUMENT CAREFULLY

THE OFFERING PERIOD OF THE PRIVATE PLACEMENT WILL EXPIRE ON THE EARLIER TO OCCUR OF: (I) THE DATE ON WHICH THE MAXIMUM PLACEMENT AMOUNT HAS BEEN SUBSCRIBED FOR AND ACCEPTED BY THE COMPANY AND A FINAL CLOSING WITH RESPECT TO SUCH APPLICABLE SAFEs HAS BEEN CONSUMMATED OR (II) MAY 14, 2018, UNLESS EXTENDED OR EARLIER TERMINATED, IN EACH CASE, IN THE SOLE DISCRETION OF THE COMPANY (SUCH DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”).  ALL TERMS NOT DEFINED IN THIS PARAGRAPH HAVE THE MEANING GIVEN TO THEM BELOW.

WITHDRAWAL RIGHTS:  INVESTORS THAT HAVE EXECUTED A SAFE ON OR PRIOR TO THE DATE OF THIS OFFERING MEMORANDUM (MARCH 1, 2018) MAY RESCIND THEIR SAFE AND RECEIVE A REFUND OF THEIR INVESTMENT.  SEE “WITHDRAWAL RIGHTS” FOR FURTHER DETAILS.

t0.COM, INC.

USD $250,000,000
tZERO Preferred Equity Tokens

to be acquired pursuant to

Simple Agreements for Future Equity

t0.com, Inc. (the “Company” or “tZERO”) previously prepared a Confidential Private Placement Offering Memorandum, initially dated December 18, 2017 (the “Initial OM”), which was supplemented on January 27, 2018 (the “First Supplement” and, together with the Initial OM, the “Initial Offering Materials”). This Amended, Supplemented and Restated Confidential Private Placement Offering Memorandum (as it may be amended or supplemented from time to time, this “Memorandum”) has been prepared by tZERO to supersede and replace the Initial Offering Materials in their entirety. To the extent there is any inconsistency between (a) any statement in the Initial Offering Materials and (b) any statement in this Memorandum, the statements in this Memorandum will prevail. You should rely only on this Memorandum and not on the Initial Offering Materials.

This Memorandum has been prepared by tZERO for use by certain qualified potential purchasers to whom the Company is offering (the “Offering”) the opportunity to purchase the right to acquire, if issued by the Company in the future, tZERO Preferred Equity Tokens, par value USD $0.01 (the “Tokens”), that the Company will use its commercially reasonable efforts to develop and issue. The foregoing right to acquire Tokens, if issued by the Company in the future, will be embodied in, and documented by, a Simple Agreement for Future Equity with respect to the Tokens (as may be amended, restated and/or otherwise modified from time to time, a “SAFE” and, together with the Tokens, the “Securities”) to be entered into between the Company and qualified purchasers purchasing such Securities in the Offering. The Company expects to enter into SAFEs on an ongoing basis until on or about May 14, 2018 (as the same may be extended or earlier terminated, the “Expiration Date”). If the Tokens are initially issued by the Company in the future, the date of such issuance, if any, is referred to as the “Token Issuance Date.” The Company may issue up to $250 million of Tokens, subject to increase as described in this Memorandum. As of the date of this Memorandum, the Company has entered into executed SAFEs with approximately 1,100 purchasers for approximately $114.6 million of Tokens, of which $100.6 million has been funded by the respective purchasers.

There can be no assurance that tZERO will ever issue the Tokens. If Tokens are not issued, purchasers in the Offering will not receive any refund or return of their investment. If Tokens are issued, investors may never receive any benefit from holding the Tokens. Token holders are not entitled to any utility from the Token. A legally compliant trading market for the Tokens may never be developed and peer-to-peer transfers of Tokens will not be permitted unless and until Token holders are notified otherwise by the Company, which may require holders to hold their Tokens indefinitely. An investment in this Offering is highly speculative, and you should only invest if you are prepared to lose your entire investment.

Unless the context requires otherwise, in this Memorandum the terms the “Company” and “tZERO” refer to t0.com, Inc., together with its subsidiaries, and all dollar ($) amounts set forth herein refer to United States dollars. The Company currently is a Utah corporation and expects, prior to the Token Issuance Date, to convert to a Delaware corporation. When and if such conversion does occur, the terms the “Company” and “tZERO” will refer, post conversion, to the Delaware corporation to which the Company converted.

The Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act. Accordingly, the Securities are being offered and sold only (1) to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) in compliance with Rule 506(c) of Regulation D under the Securities Act and (2) in offshore transactions to persons other than “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance upon Regulation S under the Securities Act.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, any foreign securities authority or any other federal, state or foreign regulatory authority has approved or disapproved of these Securities or determined if this Memorandum is truthful or complete. Any representation to the contrary is unlawful and may be a criminal offense.

No action has been taken in any jurisdiction to permit a public offering of the Securities.

Investing in the Securities involves a high degree of risk. You should carefully consider the risks summarized under “Risk Factors” of this Memorandum for a discussion of important factors you should consider before purchasing Securities.

The date of this Amended, Supplemented and Restated Memorandum is March 1, 2018.

t0.COM, INC.

SIMPLE AGREEMENT FOR FUTURE EQUITY

tZERO PREFERRED EQUITY TOKENS

TABLE OF CONTENTS

COMPANY OVERVIEW	1

TERMS OF THE SECURITIES	13

RISK FACTORS	21

SELECTED HISTORICAL FINANCIAL STATEMENTS	40

USE OF PROCEEDS	41

DIRECTORS AND MANAGEMENT	42

PLAN OF DISTRIBUTION	44

NOTICE TO PURCHASERS	47

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	57

DISCLOSURE REQUIRED BY RULE 506(e) OF REGULATION D	62

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

ANNEX A — FORM OF SIMPLE AGREEMENT FOR FUTURE EQUITY

ANNEX B — TERMS AND CONDITIONS OF THE TZERO PREFERRED EQUITY TOKEN

ANNEX C — PAYMENT PROCEDURES

ANNEX D — FORM OF NOTICE OF EXERCISE OF WITHDRAWAL RIGHTS

ANNEX E — WHITE PAPER

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IMPORTANT INFORMATION FOR POTENTIAL PURCHASERS

This Memorandum is directed only to qualified potential purchasers to whom it is made available or delivered by, or on behalf of, the Company, and it has been prepared solely for use by prospective purchasers of the Securities. Any reproduction or distribution of this Memorandum, in whole or in part, or the disclosure of its contents, without the prior written consent of the Company, is prohibited.  By accepting this Memorandum you agree to use this Memorandum and its contents solely in connection with your evaluation of a potential investment in the Securities.  Any other use of this Memorandum is prohibited.

To purchase Securities, each participating qualified purchaser is required to execute their own SAFE. This Memorandum contains a summary of the material terms of the Securities. However, the summary of the Securities in this Memorandum does not purport to be complete and is subject to and qualified in its entirety by reference (i) in the case of the SAFE, to the actual text of the SAFE to be executed by each qualified purchaser, substantially in the form attached as Annex A hereto, and (ii) in the case of the Tokens, to the terms of a Certificate of Designation that will be filed with the Delaware Secretary of State as part of the Company’s Certificate of Incorporation (the “Certificate of Designation”), the material terms and conditions of which are summarized in Annex B attached hereto (the “Token Terms and Conditions”). The Certificate of Designation and the Token Terms and Conditions will be posted on the Company’s website and available upon request from the Company at no cost. If any of the provisions of the Securities are inconsistent with or contrary to the descriptions or terms in this Memorandum, the terms of the SAFE or the Certificate of Designation (as summarized in the Token Terms and Conditions), as applicable, will control. Furthermore, certain material rights described in the Token Terms and Conditions, such as the dividends which may be declared with respect to the Tokens, are subject to the sole discretion of tZERO’s board of directors (the “Board”), in each case without the consent of holders of the Tokens.

The Company reserves the right in its sole discretion to reject any commitment in whole or in part by not executing a SAFE. In the event that the Offering is terminated or withdrawn, all funds received in connection with the Offering will be promptly returned to the respective potential purchasers according to the payment procedures contained in Annex C attached hereto. Prior to the Expiration Date, the Company reserves the right to modify the terms of the Offering and the Securities described in this Memorandum in its sole discretion. If the Company amends the terms of the Offering in any material respect, it will provide potential purchasers that have previously funded their commitment at least 3 business days to withdraw from the Offering. Upon any such withdrawal by a purchaser, such withdrawing purchaser’s SAFE will terminate and all funds received in connection with the Offering from such purchaser will be promptly returned to such purchaser without interest. Such refund will be paid in the same currency and in the same amount, without interest, as paid by such Purchaser in accordance with the procedures contained in Annex C attached hereto. For example, an investor who funded 100 Bitcoin will be refunded 100 Bitcoin.

The issuance of the Tokens, if any, will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act or another available exemption. Upon consummation of such exchange, each applicable SAFE will immediately terminate in accordance with its terms.

The Company will not be registered as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). Consequently, purchasers are advised that they will not be afforded any of the protections of the Investment Company Act. See “Risk Factors—The Company is subject to the risk of possibly becoming an investment company under the Investment Company Act.”

The Securities described in this Memorandum are subject to legal and contractual restrictions on transferability and resale. For more information on such restrictions, please see the section titled “Notice to Purchasers.”

An investment in the Securities involves a high degree of risk, volatility and illiquidity.  A prospective purchaser should thoroughly review the information contained herein and the terms of the Securities and carefully consider whether an investment in the Securities is suitable to the purchaser’s financial situation and goals. Purchasers should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time and should be prepared to lose the full amount of their investment.

No person has been authorized to make any statement concerning the Company or the sale of the Securities discussed herein other than as set forth in this Memorandum, and any such statements, if made, must not be relied upon as having been authorized by the Company.  Moreover, purchasers are advised that they should rely solely on the information contained in this Memorandum in considering whether to invest in the Securities. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any information that has been provided to potential purchasers outside of this Memorandum.

Purchasers should make their own investigations and evaluations of the Securities, including the merits and risks involved in an investment therein. Prior to any investment, the Company will give purchasers the opportunity to ask questions of, and receive answers and additional information from, the Company concerning the provisions of this Offering, the Securities and other relevant matters, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense.  Purchasers should inform themselves as to the legal requirements applicable to them in respect of the acquisition, holding and disposition of the Securities, and as to the income and other tax consequences to them of such acquisition, holding and disposition.

This Memorandum does not constitute an offer to sell, or a solicitation of an offer to buy, any Security in any jurisdiction in which it is unlawful to make such an offer or solicitation.  Each prospective purchaser must comply with all applicable laws and regulations in force in any jurisdiction in which it receives, purchases, offers or sells the Securities and must obtain any consent, approval or permission required for the purchase, offer or sale by it of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales. The Company will not have any responsibility in connection with obtaining, or failing to obtain, any such consents, approvals or permissions. The Company is not making any representation to any purchaser regarding the legality of an investment in the Securities by such purchaser.

By their participation in the Offering, purchasers will be deemed to have agreed that their participation will constitute their representation, warranty, acknowledgement and agreement to all of the statements about purchasers under the section titled “Notice to Purchasers.” Potential purchasers should carefully read that section of this Memorandum.

Prospective purchasers are not to construe this Memorandum as investment, legal, tax, regulatory, financial, accounting or other advice, and this Memorandum is not intended to provide the sole basis for any evaluation of an investment in the Securities.  Prior to entering into a SAFE, a prospective purchaser should consult with its own legal, investment, tax, accounting, and other advisors to determine the potential benefits, burdens, and other consequences of an investment in the Securities.

Purchasers of the Securities acknowledge that Overstock.com, Inc. (“Overstock”), the Company’s ultimate parent company, is not the issuer of the Tokens and is not guaranteeing the Tokens or the Offering. To the extent permitted by applicable law, purchasers of the Tokens waive any right to bring any action against Overstock related to any matter involving the Offering or the issuance of the Securities.

Amounts referenced in the SAFE are denominated in United States dollars ($) and purchasers may tender the purchase price payable in connection with the execution of a SAFE in United States dollars, Bitcoin or Ether. Payments in Bitcoin or Ether will be valued in U.S. dollars according to the payment procedures contained in Annex C attached hereto. Such currencies are subject to fluctuations in the rate of exchange and, in the case of digital assets, the exchange valuations. Such fluctuations may have an adverse effect on the number of tokens to be received, as calculated pursuant to the procedures in Annex C, as well as the value, price or income of a purchaser’s investment.

Cautionary Statements Regarding Forward-Looking Statements

This Memorandum contains forward-looking statements, including statements relating to the Company’s operations, financial results, business and products. Other statements in this Memorandum, including words such as “anticipate,” “may,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “forecasts,” “project,” and other similar expressions, also are forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. The following important factors, and those important factors described elsewhere in this offering memorandum, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•                  there can be no assurance that the Tokens will ever be issued and Tokens, if issued, will be subject to extensive legal and contractual transfer restrictions to comply with our regulatory obligations;

•                  if Tokens are issued, the Company does not expect to pay any dividends for some time into the future and, at issuance, Token holders will not have access to any Discretionary Benefits (as defined herein) or trading market and neither may ever develop;

•                  the tax treatment of the Securities is uncertain;

•                  the potential application of U.S. laws regarding investment securities to the Securities is unclear;

•                  Token transactions may be irreversible and losses due to fraudulent or accidental transactions may not be recoverable;

•                  technological difficulties experienced by the Token Trading System (as defined herein), if developed, may prevent the access or use of a purchaser’s Tokens;

•                  there is no assurance that purchasers of the Securities will receive a return on or of their investment;

•                  the Company’s management will have broad discretion over the use of the net proceeds from this Offering;

•                  holders of the Securities generally will not have voting rights and generally will have no ability to influence the decisions of the Company;

•                  the Securities may be subject to registration under the Exchange Act if the Company has assets above $10 million and more than 2,000 purchasers participate in the Offering;

•                  purchasers may lack information for monitoring their investment;

•                  the Company may be forced to cease operations;

•                  the Securities have no history and will rank junior to the Company’s debt obligations;

•                  the Company does not expect there to be any market makers to develop a trading market in the Tokens;

•                  only certain persons and entities are able to acquire Securities;

•                  there is uncertainty as to what regulatory regime will apply to the Tokens;

•                  the potential application of U.S. laws regarding virtual currencies and money transmission to the Tokens;

•                  the Securities are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections;

•                  the Company may not successfully develop, market and launch the Token Trading System;

•                  the Token Trading System may not be widely adopted and may have limited users;

•                  alternative networks may be established that compete with or are more widely used than the Token Trading System;

•                  the Token Trading System may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, and if the Token Trading System’s security is compromised, or if the Token Trading System is subjected to attacks that frustrate or thwart the Company’s users’ ability to access the Token Trading System, their Tokens or the Token Trading System’s products and services, users may cut back on or stop using the Token Trading System altogether;

•                  some market participants may oppose the development of distributed ledger or blockchain-based systems like the Token Trading System;

•                  the regulatory regime governing blockchain technologies, cryptocurrencies, digital assets, the Existing tZERO Software Platform (as defined herein) and offerings of digital assets, such as the Securities, is uncertain;

•                  the slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the Securities;

•                  the prices of blockchain assets are extremely volatile and fluctuations in the price of digital assets could materially and adversely affect the Company’s business, and the Securities may also be subject to significant price volatility;

•                  the Company has limited operating history, which makes it hard to evaluate its ability to generate revenue through operations;

•                  the Company has, to date, relied upon discretionary funding from Overstock and if additional discretionary funding were not provided, it would have an adverse impact on the Company’s operations and financial conditions;

•                  there is no assurance that the Company will be able to continue as a going concern;

•                  technology relied upon by the Company for its operations, including the Existing tZERO Software Platform, may not function properly;

•                  the Company’s business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, technology, data protection, and other matters;

•                  PRO Securities, L.L.C. and SpeedRoute, LLC are registered broker-dealers, are subject to extensive regulation, and are involved in ongoing regulatory inquiries and discussions;

•                  risks associated with the provision of advisory services;

•                  the popularity of cryptocurrencies and cryptosecurities offerings may decrease in the future, which could have a material impact on the Company’s operations and financial conditions;

•                  dividends paid on the Tokens may detract from capital the Company could deploy to improve its business;

•                  the Company owes significant amounts to Overstock and has limited cash flow to fund both its ongoing operating costs and debt service, and it may need additional financing to fund its continuing operations;

•                  the Company relies on certain major customers, making it vulnerable to changes in the business and financial condition of, or demand for its services by, such customers;

•                  the value of the Tokens depends, in part, on the utilities the Company may provide to Token holders in the future;

•                  a violation of privacy or data protection laws could have a material adverse effect on the Company and the value of the Token;

•                  the Company and its subsidiaries are, and the Token Trading System, if developed, and the blockchain technology to be utilized by such Token Trading System will be, subject to cyberattacks, security risks and risks of security breaches;

•                  the Existing tZERO Software Platform  and any Token Trading System developed in the future has been and will be reliant on the continued availability of certain key employees;

•                  the development and operation of the Existing tZERO Software Platform requires, and any Token Trading System developed in the future likely will require, technology and intellectual property rights;

•                  the Company may face substantial competition as well as the risk that one or more competitors may obtain patents or other protections covering technology critical to the operation of the Existing tZERO Software Platform or any future Token Trading System.

All forward-looking statements in this Memorandum speak only as of the date hereof.  The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

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THIS OFFERING IS LIMITED SOLELY TO ACCREDITED INVESTORS (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) AND IN OFFSHORE TRANSACTIONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) TO NON-U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) WHO ARE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON. ONLY PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT SHOULD CONSIDER PURCHASING THE TOKENS OFFERED HEREBY PURSUANT TO A SAFE BECAUSE: (I) AN INVESTMENT IN THE SECURITIES INVOLVES A NUMBER OF SIGNIFICANT RISKS (SEE “RISK FACTORS”); (II) THE TOKENS MAY NEVER BE ISSUED AND (III) NO MARKET FOR THE TOKENS EXISTS, AND A MARKET FOR THE TOKENS MAY NEVER DEVELOP.

COMPANY OVERVIEW

Overview of t0.com, Inc.

The Company is a financial technology company focused on the development and commercialization of financial applications of cryptographically-secured, decentralized ledgers—often referred to as distributed ledger or blockchain technologies.

On December 1, 2014, Medici Inc. (“Medici”) was incorporated in the State of Utah, as a wholly owned subsidiary of Overstock.com (“Overstock”), to focus on the development of the commercial application of blockchain and financial technology. Pursuant to an agreement dated November 21, 2014, on July 16, 2015, Overstock transferred 24.9% of its shares of Medici to a third-party. On August 26, 2015, the third-party transferred 5.9% of the shares back to Overstock and redistributed some of its shares to 27 individual or entity shareholders. On October 21, 2016, Medici formally changed its name to t0.com, Inc. On February 3, 2017, Overstock transferred its 81.0% ownership of t0.com, Inc. to its wholly owned subsidiary, Medici Ventures, Inc (“Medici Ventures”). In January 2018, tZERO issued approximately 200 restricted stock units, which vested immediately, to certain employees and officers of the Company.

As of the date of this Memorandum, Overstock indirectly owns 80.1% of t0.com, Inc. and the remaining 19.9% of t0.com, Inc. is held by 31 other individual or entity shareholders many of whom are employees or former employees of the Company.

Non-Blockchain Services

The Company owns two registered broker dealers, SpeedRoute, LLC (“SpeedRoute”) and PRO Securities, L.L.C. (“PRO Securities”), which the Company acquired in the first fiscal quarter of 2016 in connection with its acquisition of certain assets of Cirrus Technologies, LLC (“Cirrus Technologies”) during the third fiscal quarter of 2015.

SpeedRoute is an electronic, agency-only Financial Industry Regulatory Authority, Inc. (“FINRA”)-registered broker dealer that provides connectivity for its customers to U.S. equity exchanges as well as off-exchange sources of liquidity such as dark pools. All of SpeedRoute’s customers are registered broker dealers. SpeedRoute does not hold, own or sell securities.

PRO Securities is a FINRA-registered broker dealer that owns and operates the PRO Securities alternative trading system (the “PRO Securities ATS”), which has filed a Form ATS with the Securities and Exchange Commission (“SEC”) notifying the SEC of its activities as an alternative trading system, or ATS. An ATS is exempted from the definition of an “exchange” under Section 3(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if it complies with Regulation ATS, which includes, among other things, the requirement to register as a broker-dealer and file a Form ATS with the SEC to provide notice of the ATS’s operations. Although Section 3(a)(1) provides the definition of an exchange, Exchange Act Rule 3b-16(a) provides a functional test to assess whether a trading system meets this definition—an entity or organization that (1) brings together the orders for securities of multiple buyers and sellers; and (2) uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of the trade. A system that meets the criteria of Rule 3b-16(a), and is not excluded under Rule 3b-16(b), must register as a national securities exchange pursuant to Sections 5 and 6 of the Exchange Act or operate pursuant to an appropriate exemption. A frequently used exemption, which is relied upon by the PRO Securities ATS, is the exemption in Rule 3a1-1(a)(2) that exempts an ATS that complies with Regulation ATS. As a result, provided that it complies with the requirements of Regulation ATS, the PRO Securities ATS is not subject to the registration requirement of Section 5 of the Exchange Act. The PRO Securities ATS is a closed system available only to its broker dealer subscribers. PRO Securities does not accept orders from non-broker dealers, nor does it hold, own or sell securities.

tZERO recently purchased 65.8% of the membership units of ES Capital Advisors, LLC (“ES Capital”), a registered investment advisor under the Investment Advisers Act of 1940, as amended. See “— Recent Developments — ES Capital Investment.”  tZERO operates the ES Capital business under the name tZERO Advisors and offers automated investment advisory services through the Overstock.com website’s FinanceHub.

Blockchain Services

In connection with Overstock’s 2016 SEC-registered offering of Blockchain Voting Series A Preferred Stock (the “Overstock Digital Securities”), the Company developed a suite of software and technologies referred to as the tZERO Issuance and Trading Platform (the “Existing tZERO Software Platform”). The Overstock Digital Securities trade exclusively on the PRO Securities ATS, which utilizes the Existing tZERO Software Platform.  While the offering of the Overstock Digital Securities served as a milestone for the issuance and trading of digital securities in a manner that utilized blockchain technology, the application of the Existing tZERO Software Platform to trading of Overstock Digital Securities is subject to limitations—for example, (i) only U.S. investors are permitted to transact on the PRO Securities ATS and (ii) all holders of Overstock Digital Securities are required to open an account with, and access the PRO Securities ATS through, a single U.S. broker-dealer.

tZERO anticipates that its first commercially available blockchain-based product will be “digital locate receipt” software (the “DLR Software”). The DLR Software is currently in customer production testing, which is being conducted by StockCross (as defined below, under “Siebert Financial Transactions”), and tZERO has not yet entered into any commercial licenses with any licensees. The DLR Software is intended to help broker-dealer licensees with stock inventory to both load and manage their inventory in order to assist short sellers of public securities in establishing that they have located available shares in the U.S. public securities market prior to effecting short sales. The DLR Software is intended to enable licensees to create a blockchain-based record of the shares that the licensee has made available for “locates” using customizable DLR Software functionality and of the daily purchases of the right to “locate” specifically identified shares for purposes of compliance with regulatory requirements. The Company may not successfully develop, launch, market or sell its DLR Software. See “Risk Factors—The Company may not successfully develop, launch, market or sell its digital locate receipt software.”

To date, tZERO has focused on developing its non-blockchain and blockchain businesses and exploring opportunities for novel applications of blockchain technology. As a result of its early stage of development, tZERO has not yet generated revenue from any commercially available blockchain-based applications.  Nevertheless, the Company has been at the forefront of the effort to bring greater efficiency and transparency to capital markets through the integration of blockchain technology.

Recent Developments

White Paper

On January 27, 2018, the Company issued a White Paper (the “White Paper”) describing its history, business goals and certain aspects of the Tokens. The White Paper, which is available through the link provided in Annex E of this Memorandum, is incorporated by reference into, and made a part of, this Memorandum.

Engagement of Placement Agents, Consultants and Other Entities

In connection with the Offering, the Company has engaged several entities to facilitate the placement of the Securities and/or to provide consulting and advisory services, including:

•                  Americas Executions, LLC (“AmerX”), which is a registered broker-dealer, is acting as a placement agent and performing other services for the Company in connection with the Offering and will be paid customary fees based upon the aggregate size of the Offering in connection with such engagement;

•                  Fusion Analytics Securities, LLC (“Fusion”), which is a registered broker-dealer, is acting as a placement agent in the Offering on a best efforts basis and will be paid customary fees in connection with any consummated transactions pursuant to such engagement.  Peter Getz, an employee of Fusion, is also the CEO of PLG Consulting, LLC (“PLG Consulting”), which provided advice to ES Capital in connection with tZERO’s investment in ES Capital and participated in such transaction;

•                  Chardan Capital Markets, LLC (“Chardan”), which is a registered broker-dealer, is acting as a placement agent in connection with the Tokens and will be paid customary fees in connection with any consummated transactions pursuant to such engagement. The Company and Chardan have amended and restated Chardan’s engagement letter to clarify that Chardan’s role is limited to acting as placement agent, as described in the immediately preceding sentence, and to eliminate any references to Special Purpose Acquisition Vehicle transactions; and

•                  Each of Alchemist Group LLC d/b/a Alchemist (“Alchemist”), Liquid Digital Holdings LLC (f/k/a Hyperion Holdings VII, LLC) (“Liquid Digital”), Distributed Network Advisors LLC (“DNA”), SAFTLaunch, LLC (“SAFTLaunch”) and StartEngine Crowdfunding, Inc. (“StartEngine”) are acting as advisors and/or service providers to tZERO in connection with multiple aspects of the Offering.  In addition, the Company has engaged various marketing and other service providers in connection with the Offering. These parties will receive customary fees in connection with the provision of their respective services.  In connection with Alchemist’s services, Steven Nerayoff and Jeff Pulver are serving as members of the tZERO Advisory Board and, in connection with DNA’s services, Brock Pierce is serving as a member of the tZERO Advisory Board.  See “—Appointment of Advisory Board.”

•                  In the aggregate, tZERO expects that approximately 2.3 million Tokens (“Compensatory Tokens”) will be issued as compensation for advisory and other services, including as compensation to certain of the consultants and advisors identified above, to members of the tZERO Advisory Board, and as consideration for marketing, entertainment and/or other fees and expenses incurred in connection with the Offering. The Company will not generate more than 59 million Tokens in the aggregate, inclusive of tokens issued to investors pursuant to SAFEs funded by such investors with cash and/or cryptocurrency in accordance with the terms of this Memorandum (“Purchased Tokens”), Compensatory Tokens and additional Tokens in an amount equal to 30% of Purchased Tokens to be authorized and unissued as of the Token Issuance Date (“Reserve Tokens”).

tZERO may appoint additional placement agents, advisors and consultants from time to time.

Siebert Financial Transactions

On January 31, 2018, the Company entered into a Common Stock Purchase Agreement by and among the Company, certain holders of common stock of Siebert Financial Corp. (“Siebert”) and StockCross Financial Services, Inc. (“StockCross”), an affiliate of Siebert, pursuant to which the Company received 1,476,600 shares of StockCross common stock, or 24% of the total outstanding shares, and 1,217,295 shares of Siebert common stock, or 4.5% of the total outstanding shares, for an aggregate purchase price of $12,000,000. On the same day, the Company entered into a Securities Purchase Agreement with Kennedy Cabot Acquisition (“Kennedy”), the majority shareholder of Siebert, pursuant to which the Company received 100 member units of Kennedy, or 1% of the total outstanding member units, and 70,000 shares of Siebert common stock, or 0.3% of the total outstanding shares, for an aggregate purchase price of $1,000,000. Siebert is a public holding company that, among other things, conducts a retail discount brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc. (“Muriel Siebert & Co.”).

On February 16, 2018, Siebert distributed an additional 90,000 shares to tZERO.  Following this distribution, tZERO holds approximately 5.1 % of the total outstanding shares of Siebert common stock.

In conjunction with the above agreements, the Company also signed a Financial Services Advertising Agreement by and among the Company, SpeedRoute and Muriel Siebert & Co. to offer discounted online trading of U.S. equities to customers accessing Muriel Siebert & Co. through the Overstock.com website’s FinanceHub.

ES Capital Investment

Pursuant to a purchase agreement dated as of December 20, 2017, the Company purchased 51% of the membership units of ES Capital Advisors, LLC, (“ES Capital”), a registered investment advisor under the Investment Advisers Act of 1940, for an aggregate purchase price of $180,000. The Company is also obligated to satisfy certain payment obligations of ES Capital totaling $50,000, which will be paid in monthly installments through March 1, 2018.

PLG Consulting provided financial advice to ES Capital in connection with tZERO’s initial investment in ES Capital. Peter L. Getz, the founder and CEO of PLG Consulting, LLC, is also an employee of Fusion and has provided advisory services to tZERO in connection with the Offering. Mr. Getz will also serve as a director on the board of directors of ES Capital.

On January 31, 2018, tZERO entered into a stock purchase agreement by and among the Company, David J. Morton (“Morton”) and PLG Consulting pursuant to which the Company purchased 2,250 membership units of ES Capital from each of PLG Consulting and Morton, who serves as the manager of ES Capital, for an aggregate purchase price of approximately $3.0 million (the “Additional Purchase”). Following the Additional Purchase, tZERO beneficially owns approximately 65.8% of the membership units of ES Capital.

In connection with the Additional Purchase, ES Capital adopted the Second Amended and Restated Operating Agreement of ES Capital (the “Operating Agreement”).  Pursuant to the Operating Agreement, ES Capital is managed and controlled by a manager, provided that certain key actions (“Fundamental Actions”) require the written consent of at least a majority of the aggregate outstanding membership units of ES Capital. Fundamental Actions include amendments to certain provisions of the Operating Agreement, certain actions that would result in the liquidation or dissolution of ES Capital, the making of material changes to the nature of ES Capital’s business, the conversion to a corporation and capital expenditures in excess of $250,000. The manager of ES Capital may be removed, and a new manager elected, in each case by a vote of at least a majority of the aggregate membership units of ES Capital. The initial manager of ES Capital is Morton. tZERO’s membership interests in ES Capital are subject to drag-along rights in connection with certain strategic transactions approved by the manager.

tZERO operates the ES Capital business under the name tZERO Advisors and offers automated investment advisory services through the Overstock.com website’s FinanceHub.

Verify Investor Investment

Pursuant to a purchase agreement by and among the Company, Verify Investor, LLC and Jor L. Law, as representative of the several sellers of membership interests in Verify Investor, LLC, dated February 12, 2018, the Company purchased 81.0% of Verify Investor, LLC, an accredited investor verification company, for $12.0 million in cash.

WPS Prime Letter of Intent

On February 6, 2018, the Company entered into a Letter of Intent (the “WPS LOI”) with Weeden Prime Services, LLC (“WPS”), a U.S. registered broker-dealer.  The WPS LOI contemplates that the Company will acquire 51% of the outstanding membership interests of WPS for $11.0 million in cash with a subsequent purchase, prior to the first anniversary of the initial purchase, of an additional 30% of the aggregate membership interests of WPS for an additional $7.0 million in cash. Following the subsequent purchase, the Company will own 81% of the then-outstanding membership units of WPS. The WPS LOI contemplates that the existing members of WPS shall retain certain minority investor rights, including with respect to representation on the board of managers of WPS (proportionate to ownership) and customary drag-along and tag-along rights and anti-dilution protections. The WPS LOI also contemplates that at any time following the first anniversary of the second closing, the Company may, with 60-days’ written notice, acquire all (but not less than all) of the outstanding membership units of WPS not then owned by the Company at fair market value. The Company expects the transaction to close during third quarter of 2018, subject to the execution of definitive documentation, any applicable regulatory approvals and customary closing conditions.

Other Potential Investments

The Company continues to identify, evaluate and pursue various opportunities for strategic investments or acquisitions to add to the services and expertise it offers its customers. Any such transaction that, due to its size (i.e., in excess of $10.0 million), importance to tZERO’s business, operations or financial condition, or increasing impendency, is or becomes material in nature will be disclosed to investors by a press release, a further supplement to this Memorandum or by other available means of notifying purchasers in accordance with applicable law. tZERO’s management exercises substantial discretion in identifying appropriate strategic transactions and negotiating the terms of such transaction. Management’s determinations are based on numerous financial, strategic and operational assumptions, and there can be no assurance that such assumptions will prove to be true.  Moreover, such strategic transactions may fail to produce the benefits expected at the time of tZERO’s investment.

The transactions described under the caption “Siebert Financial Transactions,” “ES Capital Investment,” “Verify Investor Investment,” “WPS Prime Letter of Intent” and “Other Potential Investments,” are referred to collectively as the “Equity Investments”.

Conversion to Delaware Corporation

The Company expects to convert to a Delaware corporation prior to the Token Issuance Date, if any. Upon such a conversion, if any, the terms the “Company” and “tZERO” will refer, post conversion, to the Delaware corporation to which the Company converted.  There can be no assurance that the conversion will occur, as anticipated.  In the event that the conversion does not occur prior to the Token Issuance Date, all references to Delaware law in this Memorandum should be understood, instead, to refer to corresponding provisions under Utah law.

Appointment of Advisory Board

tZERO has announced the appointment to its Advisory Board of several key advisors:

tZERO ADVISORY BOARD(1)(2)

• Brock Pierce(3)	• Anthony Di Iorio(4)	• Peter Diamandis(5)

• Lauren Selig(5)	• Steven Nerayoff(6)	• Gil Penchina(5)

• Matt Roszak(5)	• Chance Barnett(5)	• Brian Kelly(5)

• Matt Spoke(5)	• Jeff Pulver(6)	• Moe Levin(5)

(1) Consideration paid to tZERO Advisory Board members will be included as “Compensatory Tokens.” Members of the Advisory Board will hold Tokens on the same terms and conditions, and subject to the same limitations and restrictions, as other purchasers of Tokens. In connection with the provision of the advisory services for which compensation is being provided, members of the Advisory Board may engage in promotional activities with respect to the tZERO Tokens. Members of the Advisory Board are responsible for conducting such promotional activities in accordance with all applicable securities and other laws. In addition, certain members of the tZERO Advisory Board may from time to time be involved in projects or have investments in projects that compete with tZERO and/or the tZERO Token Trading System.  In the aggregate, tZERO expects that approximately 2.3 million Compensatory Tokens will be issued, including to members of the tZERO Advisory Board.

(2) John Burbank, who had previously been announced as a member of the tZERO Advisory Board, subsequently withdrew his agreement to participate on the tZERO Advisory Board as a result of a potential conflict of interest with another of Mr. Burbank’s business ventures.  tZERO may appoint additional advisors to the Advisory Board from time to time.

(3) Mr. Pierce is an officer of DNA and is serving as a member of the Advisory Board in connection with tZERO’s engagement of DNA as an advisor in connection with the Offering. A portion of DNA’s fees will be paid in the form of Tokens on the Token Issuance Date.

(4) As consideration for participation on the tZERO Advisory Board, Mr. Di Iorio will receive 50,000 Tokens on the Token Issuance Date. Although Mr. Di Iorio has preliminarily indicated that he intends to join the tZERO Advisory Board, we have not yet entered into a binding agreement with Mr. Di Iorio for this purpose and can provide no assurance that he will be a part of the Advisory Board

(5) As consideration for participation on the tZERO Advisory Board, Ms. Selig will receive 24,000 Tokens on the Token Issuance Date, and each of Messrs. Diamandis, Penchina, Roszak, Barnett, Kelly, Spoke and Levin will receive 10,000 Tokens on the Token Issuance Date. Although Messrs. Roszak, Barnett and Levin have preliminarily indicated that they intends to join the tZERO Advisory Board, we have not yet entered into a binding agreement with these individuals for this purpose and can provide no assurance that they will be a part of the Advisory Board.

(6) Messrs. Nerayoff and Pulver are officers of Alchemist and are serving as members of the Advisory Board in connection with tZERO’s engagement of Alchemist as an advisor in connection with the Offering. A portion of Alchemist’s fees will be paid in the form of Tokens on the Token Issuance Date.

Potential Acquisition of Tokens by Overstock

tZERO’s parent company, Overstock, has stated publicly that it intends to purchase up to $30.0 million of Tokens in the Offering. However, to date, Overstock has not yet executed a SAFE or otherwise committed to tZERO that it will purchase Tokens in the Offering or, if so, in what amount.  If Overstock participates in the Offering, it will purchase Tokens at the $10 per Token offering price and will be entitled to the same rights pursuant to its Tokens as third party holders.  There can be no assurance that Overstock will purchase Tokens in the Offering or, if so, in what amount.

In addition, Overstock has also indicated that it may seek an arrangement with tZERO in which Overstock elects to receive Tokens in exchange for the cancellation of all or a portion of the Company’s outstanding notes and accumulated interest owed to Overstock. For more information on the Company’s outstanding obligations to Overstock, see Note 13 to the Company’s unaudited consolidated financial statements contained in the Offering Memorandum. As of the date of this Memorandum, tZERO has approximately $50.0 million of outstanding indebtedness owed to Overstock. If Overstock and tZERO agree to an issuance in exchange for the cancellation of debt, the Tokens issued in such an exchange would be issued at the $10 per Token offering price, and Overstock will be entitled to the same rights pursuant to its Tokens as third party holders.

In the event that Overstock participates in the Offering, whether directly, through the cancellation of indebtedness or through a combination of direct investment and cancellation of indebtedness, the Tokens received by Overstock would be included as Purchased Tokens, which would reduce the amount of Tokens available for sale to third-party investors in the Offering.

ATS Joint Venture and WENN Digital Engagement

On September 27, 2017, tZERO announced a joint venture (JV) with RenGen LLC (“RenGen”) and the Argon Group (“Argon”) to launch an alternative trading system for the trading of tokens issued in ICOs.  Subsequent to this announcement, the parties determined to no longer pursue the development of an alternative trading system.  Although the parties are no longer pursuing the development of an alternative trading system, tZERO and RenGen are in the process of re-evaluating a potential JV project, including with respect to consultancy services that the Company and RenGen may decide to provide by means of the JV project. tZERO expects that the re-envisioned JV project, if implemented, will be implemented by the Company and RenGen.

On January 16, 2018, the Company announced its intent to provide advisory services to WENN Digital (“WENN”) in connection with its previously announced KodakCoin Security Token (the “KodakCoin”) offering which was initially expected to launch in the first quarter of 2018. To date, tZERO has not provided advisory services to WENN with respect to KodakCoin.  tZERO expects that the advisory services contemplated in its agreement with WENN will focus on post-ICO matters.  Consequently, tZERO has not contributed to, nor reviewed, the contents of the KodakCoin Offering Memorandum or White Paper. As previously announced, the Company’s letter of intent with WENN contemplated KodakCoin being the first third-party security token to launch on the Company’s Token Trading System, when it becomes operational. tZERO can provide no assurances regarding KodakCoin or the KodakCoin ICO.

The Planned Token Trading System

The Company currently intends to leverage its experience and expertise from developing and maintaining the Existing tZERO Software Platform to develop a trading platform that is capable of trading the Tokens and other tokens or coins that are determined to be securities for purposes of U.S. securities laws (the “Token Trading System”). The Company currently does not anticipate that the Existing tZERO Software Platform will be deployed in connection with the Tokens in the same manner as it is currently deployed by the PRO Securities ATS. As of the date of this Memorandum, the Company remains in the preliminary stages of development of such a securities Token Trading System. The Token Trading System may be developed as an additional functionality of the PRO Securities ATS, as a functionality of another U.S. alternative trading system or a U.S. exchange that tZERO operates or designates, as a functionality of a non-U.S. trading system or a non-U.S. exchange that tZERO operates or designates, or any other format wherever situated. The Token Trading System may never be developed and, even if it is developed, may, for a variety of technological, legal and regulatory reasons, never become operational.  See “Risk Factors—Risks Related to the Development of the Token Trading System.”

Until the Token Trading System is available, or the Company in the future explicitly designates a digital token exchange on which holders of Tokens may transfer or resell their Tokens (such a designated exchange or the Token Trading System, referred to as a “Designated Exchange”), the Tokens will not be transferrable on any trading platform even if there are no legal restrictions on transfer. In addition, peer-to-peer transfers will not be permitted unless and until Token holders are notified otherwise by the Company and informed of the requirements and conditions to do so.  See “Notice to Purchasers.”

There can be no assurance that any Designated Exchange will be chosen or created or that all Token holders will have access to a Designated Exchange or that peer-to-peer transfers will ever be permitted.

Initial Launch of the Securities

The Company has entered into SAFEs and expects to enter into additional SAFEs on an ongoing basis until on or about the Expiration Date. The Company is targeting a Token Issuance Date on the 90th day following the Expiration Date.  However, there can be no assurance that the Tokens will be issued as of such date or at all.

The Token Trading System is not expected to have been developed by the Token Issuance Date and there can be no assurance that any peer-to-peer transfers will be available on the Token Issuance Date.

Potential Future Competitive Landscape

Initial coin offerings have, by some accounts, recently surpassed traditional early stage venture capital funding, and, as a result, have drawn a substantial amount of attention, including from U.S. regulators intensely focused on the securities law compliance of such offerings. There is a deep market need for legitimate venues to support security token offerings. While tZERO seeks to be a leader in this space and believes it is well-positioned to develop a Token Trading System, the size of the market opportunity will continue to attract potential competitors seeking to provide trading services for securities tokens. As the Company pursues the development of its proposed Token Trading System, the Company expects to face significant competition from both emerging financial technology companies and established market participants.

Prior SAFE and Token Sales

Prior to the Offering, the Company had not previously conducted an offering of SAFEs or Tokens.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings.  The results of such legal proceedings and claims cannot be predicted with certainty, and regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business or the development and production of the Tokens because of defense and settlement costs, diversion of resources and other factors.

SEC Matter

In February 2018, the Division of Enforcement of the SEC informed the Company that it is conducting an investigation in the matter Re: Overstock.com, Inc. (NY-9777) and requested that the Company voluntarily provide certain documents related to the Offering and the Tokens in connection with its investigation. The Company is in the process of responding to this document request and will cooperate with the SEC in connection with its investigation.

While the SEC is trying to determine whether there have been any violations of the federal securities laws, the investigation does not mean that the SEC has concluded that anyone has violated the law.  Also, the investigation does not mean that the SEC has a negative opinion of any person, entity, or security.

Broker-Dealer Matters

The Company’s broker-dealer subsidiaries are, and any broker-dealer subsidiaries that it acquires or forms in the future will be, subject to extensive regulatory requirements under federal and state laws and regulations and self-regulatory organization (“SRO”) rules.  Each of SpeedRoute and PRO Securities is registered with the SEC as a broker-dealer under the Exchange Act and in the states in which it conducts securities business and is a member of FINRA. In addition, PRO Securities owns and operates the PRO Securities ATS, which has filed a Form ATS with the SEC notifying the SEC of its activities as an alternative trading system.

Each of SpeedRoute and PRO Securities is subject to regulation, examination and disciplinary action by the SEC, FINRA and state securities regulators, as well as other governmental authorities with which it is registered or licensed or of which it is a member. On February 22, 2018, the SEC’s New York Regional Office notified PRO Securities that it is conducting an examination of PRO Securities.

In the event that the Company is able to develop the Token Trading System, any failure by the broker-dealer subsidiary, if any, that operates the Token Trading System to comply with all applicable rules and regulations could have a material adverse effect on the Company and the Tokens.

The Company’s subsidiaries have been, and remain involved in, ongoing discussions with regulatory authorities. While certain of the discussions have been relatively informal, the Company’s broker-dealer subsidiaries have also received and responded to multiple inquiries from regulators, including FINRA and the SEC. Any failure by the Company’s broker-dealer subsidiaries to satisfy their regulatory authorities that they are in compliance with all applicable rules and regulations could have a material adverse effect on the Company and the Tokens.

SpeedRoute continues to have discussions with FINRA about several matters, including a matter related to potential violations of FINRA rules relating to Order Audit Trail System reporting and trading practice matters and has received document requests from FINRA in connection with certain ongoing matters. SpeedRoute has received and responded to inquiries from FINRA and the SEC.  In addition, in December 2017, SpeedRoute received a letter from FINRA stating that the Department of Enforcement at

FINRA has received a referral from the staff of FINRA’s Department of Market Regulation relating to rules applicable to supervision and required supervisory procedures for review of certain potential trading activity, such as pre-arranged trades or wash trades.

In an unrelated matter, each of SpeedRoute and PRO Securities have been named in a FINRA investigatory matter in which FINRA has conducted on the record interviews of two senior officers of tZERO.

At this time, the Company is not aware of any proceedings against it which are expected to have a material adverse effect on its financial position, operations or ability to consummate the development and production of the Tokens.

Intellectual Property Matters

From time to time, the Company may be the target of patent infringement suits, typically brought by so-called non-practicing entities (commonly known as patent trolls).  Although these suits must be taken seriously, and the Company intends to defend itself vigorously, suits involving non-practicing entities often involve non-material monetary settlements.

At this time, the Company is not aware of any patent infringement suits against it, or contemplated to be brought against it, which could have significant effects on its financial position.

Overview of Transfer Restrictions Included in this Memorandum

This Memorandum describes the legal and contractual transfer restrictions applicable to the Securities. Investors should carefully review this Memorandum, including the transfer restrictions described under “Notice to Purchasers” and “Annex B: Terms and Conditions of the tZERO Preferred Equity Token,” which contain important information regarding the Securities.  Investors should consult with their own legal and financial advisors regarding the transfer restrictions to which they will be bound.  The below summary is intended to provide a summary overview of applicable transfer restrictions and are qualified by reference to the transfer restrictions set forth under “Notice to Purchasers” and “Annex B: Terms and Conditions of the tZERO Preferred Equity Token.”

For U.S. Investors:

•                  A SAFE is non-transferable.

•                  Tokens are expected to be issued at or about the 90th day following closing of the offering period.

•                  Tokens issued to U.S. persons are not transferable for one year from the Expiration Date, except that, following the establishment of a sufficient process to verify the identity of subsequent Token holders in order to ensure AML/OFAC compliance for dividend payments and compliance with applicable law (e.g., through the appointment of an SEC-registered transfer agent) and so notifies holders of Tokens thereof and of any applicable conditions, the Company may permit a Compliant Regulation S Sale.  See “Notice to Purchasers” for additional information.

•                  After one year from the Expiration Date, Tokens may be transferred on a designated trading system if tZERO designates or creates a designated trading platform for the Tokens. To tZERO’s knowledge, no such platform currently exists to trade a security token.  tZERO plans to create an authorized trading system and/or work with an existing platform to permit trading of a security token.  There is no guarantee that tZERO will be successful in these endeavors.

•                  After one year from the Expiration Date, peer-to-peer transfers will be permitted if tZERO authorizes peer-to-peer transfer and so notifies holders of Tokens thereof and of any applicable conditions.  tZERO plans to authorize peer-to-peer transfers as long as a sufficient process can be established to verify the identity of subsequent Token holders in order to ensure AML/OFAC compliance for dividend payments and compliance with applicable law (e.g., through the appointment of an SEC-registered transfer agent).  There is no guarantee that tZERO will be able to establish such procedures and authorize peer-to-peer transfers.

For non-U.S. Investors:

•                  A SAFE is non-transferable.

•                  Tokens are expected to be issued at or about the 90th day following closing of the offering period.

•                  During the initial one year period from the Expiration Date, Tokens may not be offered or sold to U.S. persons, but may be transferred in Compliant Regulation S Sales if a designated trading platform exists or peer-to-peer transfers is permitted (see next two bullets).

•                  Tokens may be transferred on a designated trading system if tZERO designates or creates a designated trading platform for the Tokens.  To tZERO’s knowledge, no such platform currently exists to trade a security token.  tZERO plans to create an authorized trading system and/or work with an existing exchange to permit trading of a security token.  There is no guarantee that tZERO will be successful in these endeavors.

•                  Peer-to-peer transfers will be permitted if tZERO authorizes peer-to-peer transfers and so notifies holders of Tokens thereof and of any applicable conditions.  tZERO plans to authorize peer-to-peer transfers as long as a sufficient process can be established to verify the identity of subsequent Token holders in order to ensure AML/OFAC compliance for dividend payments and compliance with applicable law (e.g., through the appointment of an SEC-registered transfer agent).  There is no guarantee that tZERO will be able to establish such procedures and authorize peer-to-peer transfers.

Withdrawal Right

The Company will provide each investor who has executed a SAFE prior to the date of this Memorandum (March 1, 2018) the opportunity to withdraw their entire investment within five business days of the date of this Memorandum.  Investors seeking to exercise this withdrawal right must provide notice in writing (in the form attached as Annex D to this Memorandum) to tZERO:

By overnight courier or certified mail to:

t0.com, Inc.

ATTN: Withdrawal Rights Administrator

29 Broadway, 30th Floor

New York, NY 10006

Such notice of withdrawal must be received by tZERO at or prior to the close of business (5:00 p.m., New York City time) on March 8, 2018.  Such notice must be provided in the form specified in Annex D hereto and must specify, and be executed in, the name of the investor exactly as it appears on such investor’s executed SAFE.  An investor exercising withdrawal rights may only withdraw such investor’s entire investment. Withdrawal of a portion of an investor’s investment is not permitted.

The Company shall not be required to give effect to (i) defective withdrawal notices not delivered in accordance with these instructions or (ii) withdrawal notices received by tZERO after 5:00 p.m., New

York City time on March 8, 2018.  A notice of withdrawal in a form other than that set forth in Annex D may be deemed to be defective.

Upon any such withdrawal, the previously executed SAFE will terminate and be void and all funds received with respect to such SAFE will be promptly returned to the respective purchaser without interest in accordance with the procedure set forth in Annex C. Refunds shall be paid in the same currency and in the same amount, without interest, as paid by such Purchaser in accordance with the procedures contained in Annex C attached hereto.  For example, an investor who funded 100 Bitcoin will be refunded 100 Bitcoin.

Any investor exercising withdrawal rights shall lose the benefit of any preferential pricing available to such investor in the Pre-Sale Period.  If, following the exercise of withdrawal rights, any investor wishes to participate in the Offering, such participation shall be on the terms applicable at the time of such participation.

TERMS OF THE SECURITIES

The summary below describes the principal terms of the Securities. Certain of the provisions described below are subject to important limitations and exceptions.  Prospective purchasers should review the SAFE in its entirety, attached hereto as Annex A, and the Token Terms and Conditions, attached hereto as Annex B.  If any of the provisions of the Securities are inconsistent with or contrary to the descriptions or terms in this Memorandum, the terms of the SAFE or the Certificate of Designation (as summarized in the Token Terms and Conditions), as applicable, will control. Upon the Tokens’ issuance, the provisions of the Certificate of Designation will contain the complete terms of the Tokens.

Issuer	t0.com, Inc.

Securities	A SAFE providing its holder a right to acquire certain Tokens, if issued in the future; and such Tokens, if so issued. Tokens will be issued as ERC-20 (or equivalent) compliant tokens.

Offering Size	USD $250,000,000 with the option to upsize to USD $300,000,000 in the event that there is sufficient market demand to do so.

Purchasers

Each purchaser of a SAFE (a) if in the United States, or a U.S. Person (as defined in Regulation S under the Securities Act), must be an accredited investor, as defined in Regulation D under the Securities Act or (b) if in an offshore transaction (as defined in Regulation S under the Securities Act), must not be a U.S. Person and must not be purchasing for the account or benefit of a U.S. Person.

Transfer

A SAFE may not be resold or transferred under any circumstances.

Tokens will be “Restricted Securities” under Rule 144 under the Securities Act (“Rule 144”) and subject to legal, as well as contractual, transfer restrictions. See “Notice to Purchasers” for more information.

In any case, Token holders will not be able to transfer their Tokens until the Company designates or creates a Designated Exchange or explicitly authorizes peer-to-peer transfers. Peer-to-peer transfers will not be permitted unless and until Token holders are notified otherwise by the Company and informed of the requirements and conditions to do so. There can be no assurance that any Designated Exchange will be designated or created or that peer-to-peer transfers will ever be permitted.

Affiliates of a company, including persons who were affiliates of such company at any time during the 90 days prior to the sale of that company’s securities (collectively, “Affiliates”) often rely on Rule 144 in order to publicly resell securities of that company.

The Company does not expect Rule 144 to ever be available for resales of the Tokens by Affiliates of the Company. As a result, Affiliates of the Company that acquire Tokens should expect to hold the Tokens indefinitely.

Form of Payment for SAFE

The purchase price of the SAFE will be designated in U.S. dollars. Payment will be accepted in U.S. dollars, Bitcoin or Ether. Payments in Bitcoin or Ether will be valued in U.S. dollars according to the payment procedures contained in Annex C attached hereto.

Sale Periods

During the period which commenced on December 18, 2017 and is expected to run through, and including, February 28, 2018 (the “Pre-Sale Period”), the Company entered into SAFEs with select strategic purchasers identified by the Company.

During the period which is expected to commence on March 1, 2018 and to run through, and including, May 14, 2018 (the “Subsequent Sale Period”), the Company will enter into SAFEs with select purchasers identified by the Company.

The Subsequent Sale Period may be extended or shortened in the Company’s sole discretion. Any extension or shortening of the Subsequent Sale Period will be announced by press release, a supplement to this Memorandum or other available means of notifying purchasers.

No assurance can be given that each investor that wishes to participate in the Offering will be able to do so, or to do so at the level at which such investor desires. The Company reserves the right to reject any proposed investment in part or in its entirety in its sole discretion.

Consideration

Outside of the Pre-Sale Period, rights to acquire Tokens will be sold pursuant to a SAFE at a price of USD $10.00 per Token to be acquired, subject to discounts which may be offered in the Company’s sole discretion.

During the Pre-Sale Period, purchasers entered into SAFEs providing rights to acquire Tokens at prices of $5.00 per Token, $6.67 per Token and $8.00 per Token. Although the Company exercised discretion in extending discounts for certain strategic and selected investors, the following illustrative prices were applied:

•      with respect to the first USD $9,999,999 raised, rights to acquire Tokens were generally sold pursuant to SAFEs at a fixed price of USD $5.00 per Token, subject to a per purchaser maximum investment of USD $250,000 but no minimum investment;

•      after the Company raised USD $9,999,999 and with respect to additional amounts raised up to USD $49,999,999, rights to acquire Tokens were generally sold pursuant to SAFEs at a price of USD $6.67 per Token, subject to a per purchaser minimum investment of USD $50,000 but no maximum investment; and

•      after the Company raised $49,999,999 and with respect to additional amounts raised up to USD $99,999,999, rights to acquire Tokens were generally sold pursuant to SAFEs at a price of USD $8.00 per Token, with no minimum or maximum investment.

With respect to additional amounts to be raised beyond USD $99,999,999, rights to acquire Tokens will generally be sold pursuant to SAFEs at a price of USD $10.00 per Token, subject to discounts which may be offered in the Company’s sole discretion, and with a minimum investment of USD $2,000, which may be lowered in the Company’s sole discretion, but no maximum investment.

The Company reserves the right to grant additional discounts or extend the discounts beyond any specified parameters. As a result of these discretionary pricing features, the prices and dollar amount ranges should be viewed as illustrative only. Investors should not rely on these prices and ranges to calculate the aggregate amount of Tokens that will be issued by the Company. Nevertheless, the Company will not generate more than 59 million Tokens in the aggregate, inclusive of Purchased Tokens, Compensatory Tokens and Reserve Tokens (30% of Purchased Tokens).

In addition, all of the first $9,999,999 raised at $5.00 per Token, and a substantial portion of the next $9,999,999 to $49,999,999 raised at a price of $6.67 per Token, have been sold to certain strategic investors, which include certain advisors to the Company in this Offering, and not made available to other investors. Accordingly, non-strategic investors will only be offered the ability to purchase Tokens in the $8 and $10 price ranges. Discounts may be provided to purchasers during the Subsequent Sale Period in the Company’s sole discretion.

Payment Instructions	See Annex C for a description of payment procedures to be followed upon execution of a SAFE.

The Token Issuance

Although the Company will use its commercially reasonable efforts to issue the Tokens, it is not required to issue the Tokens, and SAFE purchasers will not receive any refund or return of investment in the event that the Tokens are not issued.

Upon consummation of the Token issuance, each applicable SAFE will immediately terminate in accordance with its terms.

See the section entitled “Plan of Distribution” for further information on the mechanics of the Token issuance.

SAFE Limitations

SAFE holders are not entitled to vote, receive dividends or be deemed the holder of capital stock of the Company in their capacity as a SAFE holder for any purpose, nor will anything contained in this Memorandum be construed to confer on a SAFE holder any of the rights of stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends, subscription rights or otherwise.

SAFEs are non-transferable.

SAFE holders will have no legal or equitable rights, interests or claims in or to any specific property or assets of the Company. To the extent that a SAFE holder acquires a right to receive any payment from the Company in connection with a SAFE, such right shall be no greater than the right of an unsecured general creditor of the Company.

Forward Contract Tax Treatment

SAFE holders will be required to treat the SAFEs as prepaid forward contracts for U.S. federal, state and local income taxes, and will not take any position on any tax return, report, statement or tax document that is inconsistent with such treatment.

Token Voting Rights	Tokens will not have any voting rights except to the extent required by applicable law.

Dividends under the Token

If determined by the Board, noncumulative dividends may be declared and paid out of funds lawfully available therefor on the Tokens on a quarterly basis (each, a “Dividend”).

Dividends (i)  may only be declared on a Dividend Declaration Date (as defined below) and paid out of funds lawfully available therefor and (ii) with respect to the fiscal quarter to which a Dividend relates, shall only be paid if the Company’s reported consolidated GAAP net income for such quarter exceeds the Dividend Amount (as defined below).

The Board intends that Dividends, if any, will be declared on the last day of the second month after the end of each fiscal quarter (each a “Dividend Declaration Date”). If a Dividend is declared by the Board, the Company will calculate an amount equal to 10%

of the Company’s consolidated Adjusted Gross Revenue for the most recently completed fiscal quarter (the “Dividend Amount”).

Adjusted Gross Revenue is Revenue, net, less Cost of Sales, which is equivalent to Gross Profit, as reported in the Company’s consolidated financial statements.

If a Dividend is declared, the Dividend Amount shall be paid within five calendar days of the Dividend Declaration Date, pro rata to the participating Token holders.

Each Dividend will be paid in U.S. dollars, Bitcoin, Ether or additional Tokens (a “PIK Dividend”), to the extent that the Company possesses tokens to make a PIK Dividend, with such payment method selected by the Company in its sole discretion. The Company will be permitted to pay each Dividend in one or any combination of the foregoing methods. Any Tokens to be distributed in a PIK Dividend will be issued from the Company’s available Tokens or by utilizing Tokens that have been repurchased by the Company, and shall be treated for all purposes as part of the same class and series of preferred stock as previously outstanding Tokens.

Dividends will be paid only on Tokens that have been rendered non-transferable by their respective holders from the first day of the fiscal quarter for which a Dividend Amount is calculated through the last day of that quarter. For example, to receive a Dividend declared on the February 28, 2025 Dividend Declaration Date, a Token holder would need to render the Tokens for which they wish to receive a Dividend non-transferable beginning on October 1, 2024 and ending on December 31, 2024. This example is illustrative only and does not suggest that Dividend will be declared for such exemplary period.

Token Redemption

The Company has the right to redeem the Tokens, in whole or in part, at any time. If fewer than all of the outstanding Tokens are to be redeemed at any time, the Company may choose to redeem the Tokens proportionally from all Token holders, or may choose the Tokens to be redeemed by lot or by any other equitable method.

The redemption price for a Token shall be either (i) its fair market value (if any) as determined in good faith by the Board (but, in no event, less than $10.00 per Token) or (ii) if no market value is determinable at such time, USD $10.00 per Token (the “Redemption Price”). The Redemption Price, in the sole discretion of the Company, may be paid in U.S. dollars, Bitcoin or Ether. Payments in Bitcoin or Ether will be valued in U.S. dollars according to the payment procedures contained in Annex C attached hereto.

Token Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, Token holders shall be entitled to receive, prior and in preference to any distribution of any assets or funds of the Company to other holders of the Company’s equity (except for any class or series of preferred stock designated to be paid prior to, or concurrently with, the Tokens as to payments in liquidation) by reason of their ownership of such Tokens, an amount per Token for each Token held by them equal to USD $0.10. If upon a Liquidation Event and after the payment or setting aside for payment to the holders of any class or series of preferred stock designated to be paid prior to the Tokens, as to a liquidation preference, the assets of the Company lawfully available for distribution to the holders of Tokens and any class or series of preferred stock designated to be paid concurrently with the Tokens, as to a liquidation preference, are insufficient to permit payment in full to all such holders, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the Token holders and holders of any class or series of preferred stock designated to be paid concurrently with the Tokens, as to a liquidation preference, ratably and in proportion to the full amounts they would otherwise be entitled to receive.

Effect of Change of Control, Merger, Consolidation and Sale of Assets on Token

The merger or consolidation of the Company with any other company, including a merger in which Token holders receive cash or property for their Tokens, or the sale of all or substantially all of the assets of the Company, or any other change of control of the Company, shall not constitute a Liquidation Event and Token holders shall have no preferential rights in connection therewith except to the extent required by applicable law.

Potential Future Utility Benefits to Token Holders

Token holders shall not be entitled to any utility functionality as part of the Token. Nevertheless, the Company expects to endeavor to provide certain additional benefits to holders of the Tokens in the future (the “Discretionary Benefits”). These will not be a part of the terms and conditions of the Tokens, but rather benefits voluntarily provided by the Company to Token holders. These Discretionary Benefits may be withdrawn or changed at any time in management’s discretion. These Discretionary Benefits may take many forms including, but not limited to:

•      discounts on certain existing products and services as well as products and services that the Company expects to offer in the future (including discounts on trading fees on any future Token Trading System); and

•      for Token holders purchasing 100 Tokens or more, complimentary first year membership in Overstock’s rewards program, Club O, where available (not currently available outside the U.S.).

Access to, and the degree of, any Discretionary Benefits, if offered, is expected to be determined by the quantity of Tokens the holder possesses. All matters relating to the terms of any Discretionary Benefits will be decided solely by the Board. Furthermore, the terms of any Discretionary Benefits will be subject to amendment by the Board at any time.

There can be no assurance that the Company will ever offer any Discretionary Benefits.

Termination of SAFE and Tokens	If the Tokens are issued, the outstanding SAFEs will terminate in accordance with their terms. Tokens, if issued, shall remain outstanding in perpetuity unless earlier repurchased or redeemed.

General Withdrawal Rights

Generally, if the Company amends the terms of the Offering subsequent to the date of this Memorandum in any material respect, it will provide purchasers that have previously funded their commitment at least 3 business days to withdraw from the Offering. Upon any such withdrawal, the SAFE will terminate and all funds received in connection with the Offering from such purchasers will be promptly returned to the respective purchasers without interest. Such refund will be paid in the same currency and in the same amount, without interest, as paid by such purchaser in accordance with the procedures contained in Annex C attached hereto. For example, an investor who funded 100 Bitcoin will be refunded 100 Bitcoin.

Withdrawal Rights for Prior Purchases

The Company will provide each investor who has executed a SAFE prior to the date of this Memorandum (March 1, 2018) the opportunity to withdraw their entire investment within five business days of the date of this Memorandum. Investors seeking to exercise this withdrawal right must provide notice in writing to tZERO by overnight courier or certified mail to: t0.com, Inc., ATTN: Withdrawal Rights Administrator, 29 Broadway, 30th Floor, New York, NY 10006. Such notice must be received by tZERO at or prior to the close of business (5:00 p.m., New York City time) on March 8, 2018. Such notice must be provided in the form specified in Annex D hereto and must specify, and be executed in, the name of the investor exactly as it appears on such investor’s executed SAFE. An investor exercising withdrawal rights may only withdraw such investor’s entire investment. Withdrawal of a portion of an investor’s investment is not permitted.

The Company shall not be required to give effect to (i) defective withdrawal notices not delivered in accordance with these instructions or (ii) withdrawal notices received by tZERO after 5:00 p.m., New York City time on March 8, 2018.

Amendments	The Company reserves the right to amend the terms of the Securities at any time during the Offering prior to the Expiration Date.

Documentation

To invest, each purchaser will be required to complete such documentation as may be requested by or on behalf of the Company, which may include, without limitation: (1) the execution and delivery of a SAFE, (2) completion of investor qualification requirements and (3) for accredited investors, provision of documents sufficient to enable the verification of such investor’s status.

Governing Law	The SAFEs will be governed by the law of the State of Delaware. The Tokens will be governed by the law of the State of Delaware.

Use of Proceeds

At present, the net proceeds of the Offering are expected to be used for (i) the repayment of amounts payable to Overstock, (ii) the Equity Investments; (iii) the future development of the Tokens and the Token Trading System, (iv) the development of functional utility features that tZERO may offer to holders of the Tokens, (v) general corporate purposes, which may include capital expenditures, acquisitions, debt repayments, cybersecurity upgrades, augmenting technology, infrastructure and personnel, development of products and services, and short term investments, among other things, (vi) lobbying law makers and regulatory authorities for the purpose of bringing about changes to laws and regulations related to blockchain technologies, particularly in regards to securities tokens, and (vii) offering, legal and accounting expenses. The failure by the Company’s management to apply these funds effectively could have a material adverse effect on the Company and the value of the Securities.

RISK FACTORS

An investment in the Securities involves a high degree of risk.  You should consider carefully the risks described below, together with all of the other information contained in this Memorandum, the SAFE and the Token Terms and Conditions, before making an investment decision.  The following risks entail circumstances under which the Company’s business, financial condition, results of operations and prospects could suffer.

Risks Related to an Investment in the Securities

There can be no assurance that the Tokens will ever be issued and, if the Company fails to issue Tokens, investors have no right to a refund of any portion of their investment.

While the Company intends to develop Tokens to be issued to holders of SAFEs, there can be no assurance that it will do so. Should the Company fail to issue the Tokens, investors will be left with only the SAFE, pursuant to which they will not be entitled to any of the rights set forth in the Token Terms and Conditions, including with respect to Dividends. SAFE holders will have no legal or equitable rights, interests or claims to any specific property or assets of the Company. The remaining SAFE would not be expected to possess economic value. Moreover, in the event of the Company’s failure to issue the Tokens, investors have no right to receive a refund or any return of any portion of their investment.  As a result, investors should only invest in a SAFE if they are prepared to lose their entire investment.

If Tokens are issued, the Company does not expect to pay any Dividends for some time into the future and, at issuance, Token ownership will not result in access to any Discretionary Benefits.

If the Company issues Tokens pursuant to the SAFEs, the terms of such Tokens will be set forth in the Certificate of Designation, as summarized in the Token Terms and Conditions set forth in Annex B.  The Tokens provide that Dividends payable in-kind, in U.S. Dollars, Bitcoin or Ether, in the Company’s sole discretion, will be paid only out of funds lawfully available for such payment when consolidated GAAP net income exceeds the Dividend Amount, and only if declared by the Board. The Board has no obligation to declare Dividends. Currently, the Company does not expect to be in a position to pay Dividends for some time into the future and can provide no assurances as to when Dividends might first be paid, if ever.

Token holders shall not be entitled to any Discretionary Benefits as part of the Token and will not have access to any Discretionary Benefits at issuance. Nevertheless, the Company expects to endeavor to create Discretionary Benefits for holders of the Tokens in the future. These will not be a part of the terms and conditions of the Tokens, but rather benefits voluntarily provided by the Company to Token holders. These Discretionary Benefits may be withdrawn or changed at any time by the Board. There can be no assurance that the Company will ever offer any Discretionary Benefits.

At issuance, there will be no trading market for the Tokens, and a trading market may never develop.

If the Tokens are issued, there will be no trading market available for the Tokens, no Designated Exchange and peer-to-peer transfers will not be permitted unless and until Token holders are notified otherwise by the Company and informed of the requirements to and conditions do so. As a result of recent regulatory developments, conventional crypto exchanges are currently unwilling to list securities tokens, such as the Company’s Tokens.  As a result, when the Tokens become transferable, they may only be traded on very limited range of venues, including U.S. registered exchanges or regulated alternative trading systems for which a Form ATS has been properly submitted to the SEC.  Currently, the Company is unaware of any operational ATS or exchange capable of supporting secondary trading in the Tokens. Moreover, even if legally permitted, by purchasing Tokens, Token holders agree to additional transfer restrictions and shall not be able to effect transfers until such time as the Company informs holders that a Designated Exchange is available or that peer-to-peer transfer processes have been established. As a result, holders of Tokens should be prepared to hold their Tokens indefinitely. See “Notice to Purchasers” for more information.  Moreover, even if the Tokens become transferable, we may rely on technology, including smart contracts, to implement certain restrictions on transferability in accordance with the federal securities laws.  There can be no assurance that such technology will function properly, which could result in technological limitations on transferability and expose the Company to legal and regulatory issues.

The Company currently does not anticipate that the Existing tZERO Software Platform will be deployed in connection with the Tokens in the same manner as it is currently deployed by the PRO Securities ATS, but intends to leverage its experience and expertise in developing and maintaining the Existing tZERO Software Platform in order to develop the Token Trading System—a trading platform that is capable of trading the Tokens and other tokens / coins that are determined to be securities for purposes of U.S. securities laws. As of the date of this Memorandum, the Company remains in the preliminary stages of development of such Token Trading System. The Token Trading System may be developed as an additional functionality of the PRO Securities ATS, as a functionality of another U.S. alternative trading system or U.S. exchange that tZERO operates or designates, as a functionality of a non-U.S. trading system or non-U.S. exchange, or any other format wherever situated. The development of the Token Trading System implicates complex technological considerations and raises numerous legal and regulatory issues that will need to be addressed—likely, in consultation with the Company’s broker-dealer subsidiaries’ regulators.  As a result of these technological, legal and regulatory considerations, the Token Trading System may never be developed and, if developed, may, for a variety of technological, legal and regulatory reasons, never become operational.  Furthermore, there can be no assurance that any security token exchange will be created by a third party that will allow the Tokens to trade in a manner permitted by the Company or at all.

In the event that the Tokens remain untradeable for a significant period of time or indefinitely, the value of the Tokens would be materially adversely affected.

Regulatory authorities may never permit the Token Trading System to become operational.

Assuming that tZERO is able to develop a Token Trading System, numerous regulatory authorities, including FINRA and the SEC, would need to permit the Token Trading System to become operational.  If FINRA, the SEC or any other regulatory authority objected to the Token Trading System or to aspects of the Token Trading System, such regulatory authorities could prevent the Token Trading System from ever becoming operational.  The regulatory landscape that we expect to navigate in order to achieve an operational Token Trading System is complex, and tZERO may never be able to do so successfully.  Any such regulatory issues would have a material adverse impact on our business.

Due to the unavailability of Rule 144 for resales of Tokens by affiliates of the Company, Company affiliates may elect not to acquire the Tokens.

Assuming that a Designated Exchange ever becomes available for trading of the Tokens, the Company does not expect Rule 144 ever to be available for any resales of Tokens by affiliates of the Company. As a result, affiliates of the Company may be unable to resell the Tokens unless the Company registers their sales. To make it easier for affiliates of the Company to publicly resell Tokens, the Company may in the future consider registering such resales; however, such registration statement may not become or remain effective and the Company has no obligation to register such Tokens. Furthermore, a seller under a registration statement may have liabilities that a seller under Rule 144 does not have. Any or all of these matters may cause affiliates of the Company to elect not to acquire the Tokens, which could depress the value of Tokens.

The tax treatment of the Securities is uncertain and there may be adverse tax consequences for purchasers upon certain future events.

The tax characterization of the Securities is uncertain, and each purchaser must seek its own tax advice in connection with an investment in the Securities.  An investment in the Securities may result in adverse tax consequences to purchasers, including withholding taxes, income taxes and tax reporting requirements.  See “Certain United States Federal Income Tax Considerations,” herein. Each purchaser should consult with and must rely upon the advice of its own professional tax advisors with respect to the United States and non-U.S. tax treatment of an investment in the Securities.

The tax characterization of the Securities also affects the Company’s tax liability in connection with the Offering.  In addition, the accounting consequences are uncertain, and there is a possibility that the proceeds of the Offering might be treated as a liability rather than equity for accounting purposes, which would reduce tZERO’s net book value compared to equity treatment, which would prevent tZERO from making dividend payments until such time, if ever, that tZERO’s net book value increases to a positive amount at least greater than the aggregate amount of any proposed dividend.

The potential application of U.S. laws regarding investment securities to the Securities is unclear.

The Securities are novel and the application of U.S. federal and state securities laws is unclear in many respects. Because of the differences between the Securities and traditional investment securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Securities. In addition, because of the novel risks posed by the Securities, it is possible that securities regulators may interpret laws in a manner that adversely affects the value of the Securities.  For example, if applicable securities laws restrict the ability for the Tokens to be transferred, this would have a material adverse effect on the value of the Securities. The occurrence of any such legal or regulatory issues or disputes, or uncertainty about the legal and regulatory framework applicable to the Securities, could have a material adverse effect on the holders of Securities.

If the Tokens ever become transferable, Token transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable.

In the event that the Token Trading System is developed and becomes operational, or the Tokens become tradeable on another Designated Exchange or pursuant to permitted peer-to-peer transfers, transactions in the Tokens may be irreversible, and, accordingly, a purchaser of the Tokens may lose all of his or her investment in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures or cyber-security breaches.  If applicable, real-time settlement would further increase the risk that correction of trading errors may be impossible and losses due to fraudulent or accidental transactions may not be recoverable.

The nature of the Tokens means that any technological difficulties experienced by the Token Trading System, if developed, or any other Designated Exchange may prevent the access or use of a purchaser’s Tokens.

Any Designated Exchange, including the Token Trading System, if developed, will be subject to the risk of technological difficulties that may impact trading of the Tokens, which include, without limitation, failures of any blockchain on which the Tokens or the Designated Exchange relies or the the failure of smart contracts to function properly.  Trading in the Tokens will depend on the operation and functionality of the applicable Designated Exchange and if such system were to fail for any reason, trading in the Tokens could be impossible until such failure was corrected and full functionality were restored and tested.  Any such technological difficulties may prevent the access or use of the Tokens.  This could have a material impact on the applicable Designated Exchange’s ability to execute or settle trades of the Tokens, to maintain accurate records of the ownership of the Tokens and to comply with obligations relating to records of the ownership of the Tokens and could have a material adverse effect on the holders of the Tokens.

There is no assurance that purchasers of the Securities will receive a return on their investment.

The Securities are highly speculative and any return on an investment in the Securities is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond the Company’s control.  There is no assurance that purchasers will realize any return on their investments or that their entire investments will not be lost. For this reason, each purchaser should carefully read this Memorandum and should consult with their own attorney, financial and tax advisors prior to making any investment decision with respect to the Securities.  Investors should only make an investment in the Securities if they are prepared to lose the entirety of such investment.

The Company’s management will have broad discretion over the use of the net proceeds from this Offering.

At present, the net proceeds of the Offering are expected to be used for (i) the repayment of amounts payable to Overstock, (ii) the Equity Investments; (iii) the future development of the Tokens and the Token Trading System, (iv) the development of functional utility features that tZERO may offer to holders of the Tokens, (v) general corporate purposes, which may include capital expenditures, acquisitions, debt repayments, cybersecurity upgrades, augmenting technology, infrastructure and personnel, development of products and services, and short term investments, among other things, and (vi) lobbying law makers and regulatory authorities for the purpose of bringing about changes to laws and regulations related to blockchain technologies, particularly in regards to securities tokens, and (vii) offering, legal and accounting expenses. The failure by the Company’s management to apply these funds effectively could have a material adverse effect on the Company and the value of the Securities. Since the commencement of the Offering through the date of this Memorandum, the Company has utilized approximately $28.2 million, excluding amounts that may become due in connection with the transaction contemplated by the WPS LOI or any transactions described under “Recent Developments—Other Potential Investments,” toward the purchase price of the Equity Investments.

Holders of the Securities will generally not have voting rights and will generally have no ability to influence the decisions of the Company.

Holders of the Securities have no voting rights, except, with respect to the Tokens, those required by Delaware law. As a result, except with respect to matters required to be submitted to Token holders under Delaware law, all matters submitted to stockholders will be decided by the vote of holders of the Company’s capital stock entitled to vote thereon, which shall not include the Securities.  As a result, holders of the Securities will have no ability to elect directors or, except with respect to matters required to be submitted to Token holders under Delaware law, to determine the outcome of any other matters submitted to a vote of the Company’s stockholders. The interests of holders entitled to vote on such matters may differ from, or conflict with, the interests of Token holders.

The Securities may be subject to registration under the Exchange Act if the Company has assets above $10 million and more than 2,000 purchasers participate in the Offering, which would increase the Company’s costs and require substantial attention from management.

Companies with total assets above $10 million and more than 2,000 holders of record of its equity securities, or 500 holders of record of its equity securities who are not accredited investors, at the end of their fiscal year must register that class of equity securities with the SEC under the Exchange Act.  The Company could trigger this requirement as a result of the Offering and be required to register the Tokens with the SEC under the Exchange Act, which would be a laborious and expensive process.  Furthermore, if such registration takes place, the Company will have materially higher compliance and reporting costs going forward.

Purchasers may lack information for monitoring their investment.

The Securities do not have any information rights attached to them (other than certain rights to Company information afforded Token holders under Delaware law), and purchasers may not be able to obtain all the information they would want regarding the Company or the Securities. In particular, investors may not be able to receive information regarding the financial performance of the Company with respect to the ability of the Company to pay Dividends. The Company is not currently registered with the SEC and currently has no periodic reporting requirements. As a result of these difficulties, as well as other uncertainties, a purchaser may not have accurate or accessible information about the Company or the Securities.

The Securities have no history.

The Securities will be newly formed and have no operating history and are entirely novel in type. Investors will not be able to compare them against other like instruments.  An investment  in the Securities should be evaluated on the basis of the value and prospects of the Tokens, taking into account uncertainties as to the likelihood that the Tokens will be issued, and of the assessment of the prospects of the Company’s business may not prove accurate, and the Company may not achieve its objectives.  Past performance of the Company, or any similar token or SAFE issued by other companies, is not predictive of the Company’s future results, the value and success of the Company’s Securities or the ability of the Company to ever pay Dividends.

The Company does not expect there to be any market makers to develop a trading market in the Tokens.

Most securities that are publicly traded in the United States have one or more broker-dealers acting as “market makers” for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. In the event that a Designated Exchange is created or developed, the Company does not believe that the Securities will have any market makers, which could contribute to a lack of liquidity in the Securities, and could have a material adverse effect on holders’ ability to trade the Securities.

Only certain persons and entities are able to acquire Securities.

Only limited categories of persons and entities may purchase Securities. The Company expects that these limitations will limit liquidity in the Securities, and the limitations may have a material adverse effect on the development of any trading market in the Securities. The Securities have not been registered under the Securities Act or any United States state securities laws or under the securities laws of any other jurisdiction and may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable U.S. state securities laws. In addition, in offshore transactions the Securities may be purchased only by non-U.S. Persons in accordance with applicable restrictions under the securities laws of the jurisdictions in which they are sold.  Generally, foreign securities laws restrict the categories of persons permitted to purchase securities, such as the Tokens, to specified classes of sophisticated investors.  No action has been taken in any jurisdiction to permit a public offering of the Securities.  Moreover, in addition to legal restrictions, by acquiring Tokens, holders agree to additional transfer restrictions described in this Memorandum.

Consequently, it is expected that there will only be a limited number of Token holders, a purchaser of the Securities and an owner of beneficial interests in those Securities must be able to bear the economic risk of their investment in the Securities indefinitely.  For a discussion of certain restrictions on resale and transfer, see “Plan of Distribution” and “Notice to Purchasers.”

The Securities are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation (“SIPC”) protections.

The Securities are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections.  Any investment in the Securities is made at the risk of the purchaser.

The Tokens are equity securities and are subordinate to existing and future indebtedness of the Company.

Tokens are preferred equity interests in the Company. This means that the Tokens will rank junior to all existing and future indebtedness of the Company and to other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including claims in liquidation.  Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of Tokens, (1) dividends are payable only when, as, and if declared by the Board, (2) dividends will not accumulate if they are not declared, and (3) because the Company will become a Delaware corporation, the Company will be subject to restrictions on Dividend payments and redemption payments out of lawfully available funds.

Further, the Tokens place no restrictions on the business or operations of the Company or on its ability to incur additional indebtedness or engage in any transactions, subject only to the limited voting rights required under Delaware law.

In addition, if payment of a Dividend on the Tokens for any period would cause the Company to fail to comply with any applicable law or regulation, the Company will not pay a Dividend for such period and no Dividend will accrue, accumulate or be payable for that dividend period.

The Company’s ability to pay Dividends depends upon the results of operations of its subsidiaries.  There are regulatory restrictions upon certain of the Company’s subsidiaries’ ability to make dividend or other payments to the Company.  As a result, there can be no assurance that the Company will have sufficient funds available for the declaration of any Dividend with respect to any dividend period.

The Tokens may have lower priority to certain rights and preferences than future tokens or preferred stock of the Company.

The Tokens may have lower priority to certain rights and preferences than other tokens and/or preferred stock that the Company issues in the future, which by its terms is expressly higher priority than the Tokens. The terms of any future tokens and/or preferred stock that are higher priority than the Tokens may restrict Dividend payments on the Tokens. In this case, unless full dividends for all such outstanding tokens and preferred stock with higher priority than the Tokens have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any Tokens, and no Tokens will be permitted to be repurchased, redeemed or otherwise acquired by the Company, directly or indirectly, for consideration. This could result in dividends on the Tokens not being paid to you or Tokens not being redeemed.

Risks Related to the Development of the Token Trading System

The Company may not successfully develop, market and launch any Token Trading System.

The Company views the development of the Token Trading System as a key commercial milestone.  The Company remains in the preliminary stages of development of the Token Trading System, and the Token Trading System may never be developed.

In addition, the development of the Token Trading System would require significant capital funding, expertise of the Company’s management and time and effort in order to be successful. The Company may have to make changes to the specifications of the Token Trading System for any number of reasons or the Company may be unable to develop the Token Trading System in a way that realizes those specifications or any form of a functioning network.  It is possible that the Tokens and the Token Trading System may not ever be released and there may never be an operational Token or the launch of the Token Trading System may never occur.  The Token Trading System, if successfully developed and maintained, may not meet investor expectations at the time of purchase of Tokens—for example, there can be no assurance that the Token Trading System will provide less expensive or more efficient trading than is possible on currently available trading platforms for traditional securities.  Furthermore, despite good faith efforts to develop and complete the launch of the Token Trading System and subsequently to maintain the Token Trading System, it is still possible that the Token Trading System will experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Token Trading System and Tokens.

The Company may, but is not obligated to, use the proceeds of this Offering (subject to the Company’s other obligations described under “Use of Proceeds”) to make significant investments to develop and launch a viable Token Trading System and subsequently to build a fulsome network upon which users can realize utility and value. The Company may not have or may not be able to obtain the technical skills, expertise or regulatory approvals needed to successfully develop the Token Trading System and progress it to a successful launch.  While the Company has sought to retain and continue to competitively recruit experts, there may, from time to time, be a general scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain the Token Trading System.  In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the Token Trading System, and addressing such considerations will require significant time and resources. There can be no assurance that the Company will be able to develop a Token Trading System that achieves the Company’s goals and satisfies the complex regulatory requirements applicable to SEC-registered exchanges and/or permitted alternative trading systems. If the Company is not successful in its efforts to develop a Token Trading System that is compliant with all regulatory and legal requirements and to demonstrate to users the utility and value of the Token Trading System, it may be impermissible to launch the Token Trading System or there may not be sufficient demand for the Tokens for the launch of the Token Trading System to be commercially viable. As a result, or if the launch does not occur, purchasers of the Securities may lose all of their investment.

The Token Trading System may not be widely adopted and may have limited users.

It is possible that the Token Trading System, if developed, will not be used by a large number of issuers, broker-dealers or holders of security tokens or that there will be limited public interest in the creation and development of the Token Trading System.  In addition, legal and regulatory developments could render the Token Trading System obsolete or impermissible.  Such a lack of use or interest could negatively impact the development of the Token Trading System, the value of the Tokens and the financial position of the Company.

Alternative networks may be established that compete with or are more widely used than the Token Trading System.

It is possible that alternative networks could be established that utilize the same or similar protocols as those that will underlie the Token Trading System or that facilitate services that are materially similar to the Token Trading System’s services.  The Token Trading System may compete with these alternative networks, which could negatively impact the Token Trading System and the Tokens.

The Token Trading System, the Tokens and any blockchain on which the Company’s products and/or securities may rely may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of Tokens or other tokens that may trade on the Token Trading System.  If such attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of the Tokens and cause a decline in the market price of the Tokens.

If the Tokens are issued, and if the Token Trading System is developed, their structural foundation, the software applications and other interfaces or applications upon which they rely or that will be built upon the Token Trading System are unproven, and there can be no assurances that the Token Trading System and the creating, transfer or storage of the Tokens will be uninterrupted or fully secure, which may result in impermissible transfers, a complete loss of users’ Tokens or an unwillingness of users to access, adopt and utilize tZERO’s Tokens and/or the Token Trading System.  Further, the Tokens and the Token Trading System (and any technology, including blockchain technology, on which they rely) may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software, the Tokens or the Token Trading System which may result in the loss or theft of Tokens.  For example, if the Company and the Tokens and/or Token Trading System are subject to unknown and known security attacks (such as double-spend attacks, 51% attacks, or other malicious attacks), this may materially and adversely affect the Token Trading System.

Some market participants may oppose the development of distributed ledger or blockchain-based systems like those central to the Company’s commercial mission.

Many participants in the system currently used for trading securities in the United States may oppose the development of capital markets systems and processes that utilize distributed ledger and blockchain-based systems. The market participants who may oppose such a system may include market participants with significantly greater resources, including financial resources and political influence, than the Company has. The ability of the Company to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for the Company to operate, which could have a material adverse effect on the Company’s operations and financial conditions.

Risks Related to Blockchain Technology

The regulatory regime governing blockchain technologies, cryptocurrencies, digital assets, the Existing tZERO Software Platform and offerings of digital assets, such as the Tokens, is uncertain, and new regulations or policies may materially adversely affect the development and the value of the Tokens.

Regulation of digital assets, like the Tokens, and offerings such as this, cryptocurrencies, blockchain technologies, cryptocurrency exchanges and the Existing tZERO Software Platform, is currently undeveloped and likely to rapidly evolve as government agencies take greater interest in them, varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty.  Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, or guidance, or take other actions, which may severely impact the permissibility of the Tokens, tokens generally and, in each case, the technology behind them or the means of transaction in or transferring them.  Failure by the Company or certain users of the Securities to comply with any laws, rules and regulations, some of which may not exist yet or that are subject to interpretations that may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

Cryptocurrency networks, distributed ledger technologies, and coin and token offerings also face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia.  Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Tokens or the Existing tZERO Software Platform.  Such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact the Company’s business.  The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to the adoption and value of the Tokens and the financial performance of the Company.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of the Tokens, including with respect to the Dividends that may be made, the liquidity of the Tokens, the ability to access marketplaces or exchanges on which to trade the Tokens, and the structure, rights and transferability of Tokens.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate.  The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the Tokens.

The growth of the blockchain industry in general, as well as the blockchain networks on which the Tokens will rely, is subject to a high degree of uncertainty.  The factors affecting the further development of the cryptocurrency and cryptosecurity industry, as well as blockchain networks, include, without limitation:

•                  worldwide growth in the adoption and use of cryptocurrencies, cryptosecurities and other blockchain technologies;

•                  government and quasi-government regulation of cryptocurrencies, cryptosecurities and other blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•                  the maintenance and development of the open-source software protocol of cryptocurrency or cryptosecurities networks;

•                  changes in consumer demographics and public tastes and preferences;

•                  the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

•                  general economic conditions and the regulatory environment relating to cryptocurrencies and cryptosecurities; and

•                  a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens would adversely affect the Company’s results of operations.

The cryptocurrency and cryptosecurities industries as a whole have been characterized by rapid changes and innovations and are constantly evolving.  Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the Tokens.

The prices of digital assets are extremely volatile.  Fluctuations in the price of digital assets could materially and adversely affect the Company’s business, and the Tokens may also be subject to significant price volatility.

The prices of cryptocurrencies, such as Bitcoin and Ether, and other digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the Tokens may also be highly volatile.  Several factors may influence the market price, if any, of the Tokens, including, but not limited to:

•                  the ability of the Tokens to trade in a secondary market, if at all;

•                  the availability of a Designated Exchange or other trading platform for digital assets;

•                  global digital asset and security token supply;

•                  global digital asset and security token demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of digital assets like cryptocurrencies as payment for goods and services, the security of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets is safe and secure, and the regulatory restrictions on their use;

•                  purchasers’ expectations with respect to the rate of inflation;

•                  changes in the software, software requirements or hardware requirements underlying the Tokens;

•                  changes in the rights, obligations, incentives, or rewards for the various holders of the Tokens;

•                  interest rates;

•                  currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

•                  government-backed currency withdrawal and deposit policies of digital asset exchanges;

•                  interruptions in service from or failures of major digital asset and security token exchange on which digital assets and security tokens are traded;

•                  investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in securities tokens or other digital assets;

•                  monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•                  regulatory measures, if any, that affect the use of digital assets and security tokens such as the Tokens;

•                  global or regional political, economic or financial events and situations; and

•                  expectations among digital assets participants that the value of security tokens or other digital assets will soon change.

A decrease in the price of a single digital asset may cause volatility in the entire digital asset and security token industry and may affect other digital assets including the Tokens.  For example, a security breach that affects purchaser or user confidence in Bitcoin or Ether may affect the industry as a whole and may also cause the price of the Tokens and other digital assets to fluctuate.  Such volatility in the price of the Tokens may result in significant loss over a short period of time.

The terms of the Tokens may also lead to additional price volatility.  The value of the Tokens will be tied to the payment of Dividends by the Company.  See “Terms of the Securities.” Consequently, unlike other digital assets, the operations and financial position of the Company will directly impact the price of the Tokens which may create additional volatility based on the Company’s future performance.

Risks Related to the Company’s Business

The Company has limited operating history, which makes it hard to evaluate its ability to generate revenue through operations.

The Company was formed in 2014 to develop blockchain and financial technology as part of Overstock’s Medici initiative. The Company’s limited operating history may make it difficult to evaluate its current business and future prospects. The Company has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of its limited resources, gaining market acceptance, managing a complex regulatory landscape and developing new products. The Company’s current operating model may require changes in order for it to scale its operations efficiently. Purchasers should consider the Company’s business and prospects in light of the risks and difficulties it faces as an early-stage company focused on developing products, both organically and through strategic acquisitions, in the field of financial technology.  To date, tZERO has focused on developing its business and exploring opportunities for novel applications of blockchain technology.  As a result of its early stage of development, tZERO has not yet generated revenue from any commercially available blockchain-based applications.  Moreover, although tZERO was included in an independent third-party valuation of Medici Ventures in July 2017, there has been no subsequent independent third-party valuation of tZERO’s business, and tZERO makes no assertions or representations as to the fair market value of tZERO or any of our securities

The Company has, to date, relied upon funding from Overstock and if such funding were not provided, it would have an adverse impact on the Company’s operations and financial conditions.

The Company is a majority-owned subsidiary of Overstock.  The Company does not have any legally binding commitment from any person, including Overstock, to contribute additional capital or to make any loan to it.  If Overstock were to be unable or unwilling to fund the Company’s operations in the future, or if Overstock were to become the subject of a bankruptcy or other insolvency proceeding, the Company’s operations and financial conditions would be materially adversely impacted.

Recently, Patrick Byrne, Overstock’s Chief Executive Officer, has stated, and it has been widely reported in the media, that Mr. Byrne is exploring strategic transactions, which include options to sell Overstock, or substantial portions of its business, to a third party.  In the event that Mr. Byrne pursues such a transaction, there can be no assurance that the acquirer will continue to contribute additional capital to fund our operations or that following such a transaction sufficient resources will be available to fund the Company’s operations.  In this case, our operations and financial condition would be materially adversely impacted and we may be unable to continue as a going concern.  In addition, we currently intend to seek to develop certain Discretionary Benefits that may be tied to products and/or services of Overstock.com, such as membership in Overstock’s rewards program, Club O, where available.  In the event that Mr. Byrne pursues a sale of Overstock’s e-commerce business, we do not expect that Discretionary Benefits, if any, would continue to be tied to products and services associated with such business.  Although holders of Tokens are not entitled to such benefits, to the extent that the market ascribes any value to Discretionary Benefits, the risk that there may be fewer Discretionary Benefits available to holders of Tokens may adversely impact the value of the Tokens.

There is no assurance that the Company will be able to continue as a going concern.

The Company has generated limited revenue and has accumulated losses since inception. As such, the Company’s continuation as a going concern is currently dependent upon the continued financial support from Overstock, which it has provided but is under no obligation to continue to do so. Although the Company anticipates the proceeds from the Offering will provide sufficient liquidity to meet its operating commitments for the next twelve months, there is no guarantee the Company will be successful in achieving this objective. Since the commencement of the Offering through the date of this Memorandum, the Company has utilized approximately $28.2 million, excluding amounts that may become due in connection with the transaction contemplated by the WPS LOI or any transactions described under “Recent Developments—Other Potential Investments,” toward the purchase price of the Equity Investments.

Technology relied upon by the Company for its operations, including the Existing tZERO Software Platform, may not function properly.

The technology relied upon by the Company, including the Existing tZERO Software Platform, may not function properly, which would have a material impact on the Company’s operations and financial conditions.

Although the Existing tZERO Software Platform has worked for the Overstock Digital Securities, trading in the Overstock Digital Securities has been extremely limited, with only 10 trades having taken place from December 15, 2016 to date, and consequently the Existing tZERO Software Platform has not been tested with significant trading volume. Although the Company remains in the preliminary stages of development of the Token Trading System, tZERO intends to utilize certain aspects of the technology employed by the Existing tZERO Software Platform. There may be no alternatives available if such technology does not work as anticipated or if technology that works for the Existing tZERO Software Platform does not work for the Token Trading System. In particular, the importance of the Existing tZERO Software Platform to the Company’s operations means that any problems in its functionality would have a direct materially adverse effect on the Company’s plans and expectations for revenues from blockchain applications. This technology may malfunction because of internal problems or as a result of cyberattacks or external security breaches.  Any such technological problems would have a material adverse impact on the Company’s revenue, its ability to make Dividend payments and its prospects.

Certain of our officers and directors participate in other business ventures and, as a result, may have limited time to devote to our business or may compete with the Company.

Certain of our officers and directors participate in other business ventures.  As a result of such participation, management anticipates devoting a portion of their time per month to such other business ventures. Moreover, such outside business ventures may at times compete directly with the Company or result in conflicts of interest in the future.

The Company’s business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, technology, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to the Company’s business practices, increased cost of operations or otherwise harm the Company’s business.

The Company is subject to a variety of laws and regulations in the United States and abroad that involve matters central to its business, including user privacy, blockchain technology, broker dealer, data protection and intellectual property, among others. Foreign data protection, privacy, broker dealer and other laws and regulations are often more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which the Company operates.

The Company has adopted policies and procedures designed to comply with these laws. The growth of its business and its expansion outside of the United States may increase the potential of violating these laws or its internal policies and procedures. The risk of the Company’s being found in violation of these or other laws and regulations is further increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and are open to a variety of interpretations. Any action brought against the Company for violation of these or other laws or regulations, even if the Company successfully defends against it, could cause the Company to incur significant legal expenses and divert its management’s attention from the operation of its business. If the Company’s operations are found to be in violation of any of these laws and regulations, the Company may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines, the Company could be required to refund payments received by it, and it could be required to curtail or cease its operations. Any of the foregoing consequences could seriously harm its business and its financial results. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase its operating costs, require significant management time and attention, and subject the Company to claims or other remedies, including fines or demands that the Company modifies or ceases existing business practices.

PRO Securities and SpeedRoute, two subsidiaries of the Company, are registered broker-dealers and are subject to extensive regulation.

Broker-dealers are subject to extensive regulatory requirements under federal and state laws and regulations and self-regulatory organization SRO rules. PRO Securities and SpeedRoute are registered with the SEC as broker-dealers under the Exchange Act and in the states in which they conduct securities business and are members of FINRA. PRO Securities and SpeedRoute are subject to regulation, examination and disciplinary action by the SEC, FINRA and state securities regulators, as well as other governmental authorities with which they are registered or licensed or of which they are a member. On February 22, 2018, the SEC’s New York Regional Office notified PRO Securities that it is conducting an examination of PRO Securities. Any failure of PRO Securities or SpeedRoute to comply with all applicable rules and regulations could have a material adverse effect on the Company’s operations and financial conditions.

PRO Securities is involved in an ongoing dialogue with regulatory authorities.

PRO Securities has been and remains involved in ongoing discussions with regulatory authorities about the operation of the PRO Securities ATS utilizing the Existing tZERO Software Platform and various matters relating to the regulated entities involved. While many of the discussions have been relatively informal, PRO Securities has also received and responded to multiple inquiries from regulators, including FINRA and the SEC. In an unrelated matter, PRO Securities (in addition to SpeedRoute) has been named in a FINRA investigatory matter in which FINRA has conducted on the record interviews of two senior officers of tZERO. Any failure of PRO Securities to satisfy FINRA, the SEC or any other regulatory authority that PRO Securities is in compliance with all applicable rules and regulations could have a material adverse effect on the Company’s operations and financial conditions. See “—SpeedRoute is involved in an ongoing dialogue with regulatory authorities” for additional information about SpeedRoute.

SpeedRoute is involved in an ongoing dialogue with regulatory authorities.

SpeedRoute has been, and remains involved, in ongoing discussions with regulatory authorities similar to those described in the preceding risk factor. In addition, in December 2017, SpeedRoute received a letter from FINRA stating that the Department of Enforcement at FINRA has received a referral from the staff of FINRA’s Department of Market Regulation relating to rules applicable to supervision and required supervisory procedures for review of certain potential trading activity, such as pre-arranged trades or wash trades. SpeedRoute continues to have discussions with FINRA about other matters, including a matter related to potential violations of FINRA rules relating to Order Audit Trail System reporting and trading practice matters and has received document requests from FINRA in connection with certain ongoing matters. Further, in an unrelated matter, SpeedRoute (in addition to PRO Securities) is also named in a FINRA investigatory matter in which FINRA has conducted on the record interviews of two senior officers of tZERO. Any failure of SpeedRoute to satisfy FINRA, the SEC or any other regulatory authority that SpeedRoute is in compliance with all applicable rules and regulations could have a material adverse effect on tZERO’s operations and financial condition and a material adverse effect on us. See “—PRO Securities is involved in an ongoing dialogue with regulatory authorities” for additional information about PRO Securities.

The Company’s advisory services subject it to additional risks.

On January 31, 2018, the Company purchased 65.8% of the membership units of ES Capital Advisors, LLC, a registered investment advisor under the Investment Advisers Act of 1940.  Through ES Capital, tZERO provides automated investment advisory services—sometimes referred to as robo-advisory services—through the Overstock.com website’s FinanceHub.  The risks associated with these investment advisory activities include those arising from possible conflicts of interest, unsuitable investment recommendations, inadequate due diligence, inadequate disclosure and fraud. Realization of these risks could lead to liability for client losses, regulatory fines, civil penalties and harm to our reputation and business.

Strategic investments and acquisitions may detract from the capital that the Company could otherwise deploy to improve its business or to develop the Token Trading System

We are pursuing several strategic investments and acquisitions that we believe will promote the long-term growth objectives of the Company.  Nevertheless, any capital used to finance such strategic investments and acquisitions detracts from the capital available for the Company to deploy in operating its existing businesses and developing the Token Trading System. Since the commencement of the Offering through the date of this Memorandum, the Company has utilized approximately $28.2 million, excluding amounts that may become due in connection with the transaction contemplated by the WPS LOI or any transactions described under “Recent Developments—Other Potential Investments,” toward the purchase price of the Equity Investments.  In addition, the successful completion of these transactions and, in some cases, integration of acquired businesses with tZERO will require substantial attention of management, which may detract from the time and attention of management that is devoted to tZERO’s existing projects, including the Token Trading System.

The Company is subject to the risk of possibly becoming an investment company under the Investment Company Act.

The Investment Company Act regulates certain companies that invest in, hold or trade securities. As a result of a portion of the Company’s assets consisting of minority investment positions, it runs the risk of inadvertently becoming an investment company, which would require the Company to register under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which the Company operates its business, nor are registered investment companies permitted to have many of the relationships that the Company has with its affiliated companies.

To avoid becoming and registering as an investment company under the Investment Company Act, the Company intends to monitor the value of its investments and structure transactions accordingly. As a result, the Company may structure transactions in a less advantageous manner than if it was not subject to such Investment Company Act risks, or the Company may avoid otherwise economically desirable transactions due to this risk. In addition, events beyond the Company’s control, including significant appreciation or depreciation in the market value of certain of its publicly traded holdings or adverse developments with respect to its ownership of certain of its subsidiaries, could result in the Company inadvertently becoming an investment company. If it were established that the Company were an investment company, there would be a risk, among other material adverse consequences, that it could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that the Company would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with the Company undertaken during the period it was established that the Company was an unregistered investment company. If it were established that the Company were an investment company, this would have a material adverse effect on its business and financial operations and its ability to continue as a going concern.

The Company may not successfully develop, launch, market or sell its digital locate receipt software.

tZERO anticipates that its first commercially available blockchain-based product will be “digital locate receipt” software (the “DLR Software”). The DLR Software is currently in customer production testing, which is being conducted by StockCross, and tZERO has not yet entered into any commercial licenses with any licensees. The DLR Software is intended to help broker-dealer licensees with stock inventory to both load and manage their inventory in order to assist short sellers of public securities in establishing that they have located available shares in the U.S. public securities market prior to effecting short sales. The DLR Software is intended to enable licensees to create a blockchain-based record of the shares that the licensee has made available for “locates” using customizable DLR Software functionality and of the daily purchases of the right to “locate” specifically identified shares for purposes of compliance with regulatory requirements. Although the Company believes that the DLR Software provides broker-dealers with a better solution than the system currently in use for identifying “locates,” the existing system is firmly entrenched and is controlled by firms with substantially greater resources than the Company. The Company may not successfully develop, launch, market or sell its DLR Software.

The commercial viability of the DLR Software is dependent on the ability of broker-dealer licensees to offer the DLR Software as an effective means of satisfying the regulatory obligations of those effecting short sales. Regulation SHO under the Exchange Act (“Regulation SHO”), as interpreted and implemented by the SEC, is the principal regulation governing short sales. In preliminary discussions with regulators regarding the application of DLR Software, certain members of the SEC Staff (the “Staff”) have expressed concerns regarding whether locates issued utilizing the DLR Software would provide customers of broker-dealer licensees with a valid locate for purposes of Regulation SHO unless certain conditions were satisfied by the issuing broker-dealers. The broker-dealer licensees of DLR Software, as the parties issuing locates for purposes of Regulation SHO, will be responsible for ensuring that locates issued using the DLR Software comply with all applicable regulations and satisfy the requirements of Regulation SHO. In the event that compliance with regulatory obligations in utilizing DLR Software proves too burdensome to broker-dealer licensees, the DLR Software may not gain market acceptance among broker-dealers.

In addition, the SEC and other regulatory and self-regulatory authorities may in the future adopt additional rules and regulations, adopt new or modified interpretations of existing regulations, or take other actions, that may impact those engaging in short selling activity or adversely affect the ability of short-selling customers of broker-dealer licensees to rely on locates generated by the DLR Software in effect at the time. Any governmental or regulatory action that restricts the ability of investors to effect short sales, or to do so in reliance on locates generated by the Company’s DLR Software, could adversely affect the commercial viability of the DLR Software.

Moreover, the Company will need to devote significant resources to license sales and marketing efforts in order to convince broker-dealers that licensing the DLR Software will increase their revenues from their stock lending operations and to persuade large pension funds and other entities that hold large amounts of publicly traded securities that providing inventory supply to broker-dealers utilizing the DLR Software will provide access to additional revenue opportunities. The Company will need to build a sales and marketing function and staff to effectively market the DLR Software. The Company may be unable to do so, and any sales and marketing function and staff it builds may be unable to successfully market the DLR Software. Further, the Company may have misestimated the size of the pension crisis and the potential market for the DLR Software, the potential demand for the DLR Software, and the possibility that it will be able to market the DLR Software to potential licensees.

Once the DLR Software is released for commercial licensing, the Company may need to make changes to the specifications of the DLR Software for any number of reasons. In the event that the Company is unable to develop the DLR Software in a way that realizes those specifications, it is possible that the DLR Software may never generate significant revenue or become profitable for the Company. Furthermore, despite good faith efforts to develop and complete the launch of the DLR Software and subsequently to maintain it, it is still possible that the DLR Software will experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact sales and marketing efforts. There can be no assurance that the DLR Software will ever generate significant revenue or become profitable for the Company.

The popularity of cryptocurrencies and cryptosecurities offerings may decrease in the future, which could have a material impact on the cryptocurrency and cryptosecurities industry and the Company’s operations and financial conditions.

The Company was founded to develop and commercialize financial technology based on the use of digital assets, digital securities (or cryptosecurities) and blockchain technology. In recent years, cryptocurrencies and cryptosecurities have become more widely accepted among investors and financial institutions, but have been also faced increasingly complex legal and regulatory challenges and, to date, have not benefited from widespread adoption by governments, central banks or established financial institutions. Any significant decrease in the acceptance or popularity of cryptocurrency or cryptosecurity offerings may have a material impact on the Company’s operations and financial conditions.

Dividends made pursuant to the terms of the Tokens may detract from the capital the Company could otherwise deploy to improve its business.

Following the issuance of the Tokens, if declared by the Board out of funds lawfully available therefor, holders of the Tokens will receive Dividends. See “Terms of the Securities.”  Any capital used to pay Dividends detracts from the capital available for the Company to deploy in developing its business.  Diverting the funds from the Company’s operations may put the Company at a significant disadvantage in comparison to its competitors who do not make similar Dividend payments.  This disadvantage may have an adverse impact on the operations and financial conditions of the Company.

The Company owes significant amounts to Overstock and has limited cash flow to fund both its ongoing operating costs and debt service.  The Company may need additional financing to fund its continuing operations.

In each of years ended December 31, 2017 and 2016, the Company recorded a net loss.  As of December 31, 2017, the Company had notes payable and related accumulated interest due to Overstock of approximately $50 million.  The Company may repay some or all of these notes and accumulated interest and other indebtedness from the cash proceeds of the Offering. In addition, to the extent the Company becomes profitable, Overstock may require it to make payments on the notes and accumulated interest, and such payments would have priority over the payment of Dividends. Because of the limited amount of revenue generated to finance operating expenses, the Company may need additional financing in order to fund its continuing operations, depending on the amount of cash proceeds of the Offering.  In addition, any additional services, funding, intellectual development work, and other costs and expenses incurred by Overstock, or advanced to the Company from Overstock, will be deemed a loan by Overstock to us, and bear interest at 7.0% annually and, unless otherwise agreed by Overstock, must be repaid by us in monthly payments due on the 15th day of each month.

The Company relies on certain major customers, making it vulnerable to changes in the business and financial condition of, or demand for its services by, such customers.

The Company relies on certain major customers, making it vulnerable to changes in the business and financial condition of, or demand for its services by, such customers. During the year ended December 31, 2017, the Company earned revenue from three customers totaling 20%, 18% and 11% of revenues. During the year ended December 31, 2016, the Company earned revenue from three customers totaling 22%, 16% and 15% of revenues. The Company’s income and ability to meet its financial obligations could also be adversely affected in the event of bankruptcy, insolvency or significant downturn in the business of one of these customers.

The value ascribed to the Tokens by the holders may depend, in part, on the number and scope of Discretionary Benefits that the Company may provide to Token holders in the future.

The Company expects to endeavor to create certain Discretionary Benefits for holders of the Tokens in the future.  See “Terms of the Securities.” The terms and conditions of the Tokens do not entitle holders to any Discretionary Benefits, and potential purchasers should not ascribe any value to such Discretionary Benefits in making their investment decision.  If in the future, certain Discretionary Benefits are provided to holders of the Tokens, it is possible that token holders will ascribe some value to these Discretionary Benefits.  However, any such Discretionary Benefits may be terminated and cease at any time and, to the extent that holders are attributing value to such Discretionary Benefits, any such termination or cessation may cause the value of the Tokens to decrease and such decrease may be material.

A violation of privacy or data protection laws could have a material adverse effect on the Company and the value of the Tokens.

The Company and certain of its subsidiaries and advisors are subject to applicable privacy and data protection laws and regulations. Any violations of laws and regulations relating to the safeguarding of private information could subject the Company or any of them to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could adversely affect the ability of the Company to operate the Token Trading System, which could have a material adverse effect on the Company’s operations and financial conditions.

The Company and its subsidiaries are, and the Token Trading System, if developed, and the blockchain technology to be utilized by such Token Trading System will be, subject to cyberattacks, security risks and risks of security breaches. The nature of the Tokens may lead to an increased risk of fraud or cyberattack.

The Company and its subsidiaries are, and the Token Trading System, if developed, and the blockhchain technology to be utilized by such Token Trading System will be, subject to cyberattacks, security risks and risks of security breaches. An attack on any of them or a breach of security of any of them could result in a loss of private data, unauthorized trades, and an interruption of trading for an extended period of time. Any such attack or breach could adversely affect the ability of the Company to effectively operate the Token Trading System, which could have a material adverse effect on the Company’s operations and financial conditions.

Such an attack may also damage the Company’s reputation and any breach of data security that exposes or compromises the security of any of the technology utilized by the Token Trading System, if developed, to authorize or validate transaction orders, or that enables any unauthorized person to compromise our security protocols, could result in unauthorized trades.

The Existing tZERO Software Platform and any Token Trading System developed in the future has been and will be, as applicable, developed by key technology employees of the Company and its affiliates, and their operation and further development depend on the continued availability of those key employees.

The Existing tZERO Software Platform, and any Token Trading System that may be developed in the future, including technology and intellectual property involved in their creation and operation, has been or will be, as applicable, developed primarily by a small number of key technology employees of the Company and its affiliates. The loss of the services of any of those key employees could have a material adverse effect on the ability of the Company to develop, operate or maintain the Existing tZERO Software Platform or the Token Trading System. If the Company were to lose the services of any such key employees, it could be difficult or impossible to replace them, and the loss of any of them could have a material adverse effect on the Company’s operations and financial conditions.

The development and operation of the Existing tZERO Software Platform requires, and any Token Trading System that may be developed in the future will likely require, technology and intellectual property rights.

The ability of the Company to develop and operate the Existing tZERO Software Platform and any Token Trading System that may be developed in the future may depend on technology and intellectual property rights that the Company may license from unaffiliated third parties. If for any reason the Company were to fail to comply with its obligations under the applicable license agreement, or were unable to provide or were to fail to provide the technology and intellectual property that the Existing tZERO Software Platform or any future Token Trading System requires, they would be unable to operate, which would have a material adverse effect on the Company’s operations and financial conditions.

The Company may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents or other protections covering technology critical to the operation of the Existing tZERO Software Platform or any future Token Trading System.

The Company believes that a number of organizations are or may be working to develop trading systems utilizing distributed ledger or blockchain technologies or other novel technologies that may be competitive with its own technology. Some or all of such organizations may have substantially greater technological expertise, experience with distributed ledger technologies and/or financial resources than the Company or Overstock has, and many of them appear to be attempting to patent technologies that may be competitive with or similar to the technology the Company has developed. The Company does not have access to detailed information about the technologies these organizations and/or their respective purchasers may be attempting to patent. If one or more other persons, companies or organizations obtains a valid patent covering technology critical to the Existing tZERO Software Platform or any future Token Trading System, the Company and the other entities that need the relevant technology in order to enable the Existing tZERO Software Platform or Token Trading System to operate as intended might be unable or unwilling to license the technology, and it could become impossible for the Existing tZERO Software Platform or Token Trading System to operate, which could have a material adverse effect on the Company.

tZERO intends to offer advisory services to companies considering or pursuing initial coin offerings, but has not yet been engaged to do so.

tZERO intends to offer advisory services to companies considering or pursuing initial coin offerings. To date tZERO has not been engaged to provide advisory services to any other company considering or pursuing an initial coin offering, and there can be no assurance that tZERO will be engaged to provide any such services in the future.

SELECTED HISTORICAL FINANCIAL STATEMENTS

The following tables set forth the Company’s selected consolidated financial data and other operating data for the fiscal years presented. This information is derived from the Company’s unaudited consolidated financial statements that are included elsewhere in this Memorandum. This summary is not meant to be a comprehensive statement of the Company’s unaudited financial results for these periods and these results are not necessarily indicative of results for future periods. The financial statements have been prepared in accordance with U.S. GAAP. The data set forth below should be read in conjunction with the unaudited consolidated financial statements, related notes and other financial information included elsewhere in this Offering Memorandum.

Statement of Operations Data:

(in thousands)

	Year ended December 31,
	2017	2016	2015
Revenue, net	$16,733	$15,181	$1,930
Cost of sales	11,647	$10,203	—
Gross profit (1)	5,086	4,978	1,930

Operating expenses
Sales and marketing	1,040	529	237
Technology	9,016	6,485	2,585
General and administrative	7,046	8,810	5,854
Total operating expenses	17,102	15,824	8,676
Operating loss	(12,016)	(10,846)	(6,746)
Interest expense, net	(1,271)	(594)	(158)
Other income (expense), net	3,002	(1)	1
Loss before taxes	(10,285)	(11,441)	(6,903)
Income tax expense	(14)	(16)	(7)
Net loss	$(10,299)	$(11,457)	$(6,910)

Statement of Cash Flows:

(in thousands)

	Year ended December 31,
	2017	2016	2015
Net cash used in operating activities	$(5,044)	$(7,935)	$(5,276)
Net cash used in investing activities	(174)	(1,333)	(10,618)
Net cash provided by financing activities	$6,016	$9,263	$16,986

Balance Sheets

(in thousands)

	December 31,
	2017	2016
Cash	$1,885	$1,087
Total assets	27,453	29,113
Total liabilities	54,678	46,944
Total stockholders’ equity (deficit)	$(27,225)	$(17,831)

(1) Adjusted Gross Revenue, as used elsewhere in this memorandum, means Revenue, net, less Cost of Sales.

USE OF PROCEEDS

The Company’s management will have broad discretion in the application of the net proceeds of this Offering and investors will have to rely upon their judgment.

At present, the net proceeds of the Offering are expected to be used for (i) the repayment of amounts payable to Overstock, (ii) the Equity Investments; (iii) the future development of the Tokens and the Token Trading System, (iv) the development of functional utility features that tZERO may offer to holders of the Tokens, (v) general corporate purposes, which may include capital expenditures, acquisitions, debt repayments, cybersecurity upgrades, augmenting technology, infrastructure and personnel, development of products and services, and short term investments, among other things and (vi) lobbying law makers and regulatory authorities for the purpose of bringing about changes to laws and regulations related to blockchain technologies, particularly in regards to securities tokens, and (vii) offering, legal and accounting expenses. The failure by the Company’s management to apply these funds effectively could have a material adverse effect on the Company and the value of the Securities.

Since the commencement of the Offering through the date of this Memorandum, the Company has utilized approximately $28.2 million, excluding amounts that may become due in connection with the transaction contemplated by the WPS LOI or any transactions described under “Recent Developments—Other Potential Investments,” toward the purchase price of the Equity Investments.  As of the date of this Memorandum, tZERO has approximately $50.0 million of outstanding indebtedness owed to Overstock.

The Company’s offering expenses for this Offering, assuming it is fully subscribed, are expected to be approximately 15% of the proceeds of the Offering, none of which will be paid to our broker-dealer subsidiaries. Certain of the Company’s advisors may receive compensation in the form of the Tokens.

For additional information regarding the amounts payable to Overstock, see Note 13 to the Company’s unaudited interim consolidated financial statements included elsewhere in this Memorandum.

DIRECTORS AND MANAGEMENT

Patrick Byrne, Chief Executive Officer and Director

In 1999, Dr. Byrne launched Overstock. In 2016, Overstock had revenues of $1.8 billion. In 2013, Dr. Byrne challenged Overstock to become the first online retailer to accept bitcoin for payments, which was completed in January 2014. In 2015, Dr. Byrne became the first person to purchase a digital bond entirely on the blockchain, and, in 2016, Overstock was the first public company to issue publicly-traded securities traded exclusively on an alternative trading system and tracked on a distributed ledger.  He is currently the Chief Executive Officer and a director of Overstock.

Joseph Cammarata, President and Director

Mr. Cammarata began his career at Datek Online Holdings Corp. (“Datek”) where he pioneered NASDAQ market orders. While at Datek, he developed an internal cross that would eventually become the Island ECN. He then orchestrated the growth of Datek, which was sold to Ameritrade Holding Corp., for just under $1.4 billion. Mr. Cammarata then co-founded Sonic Trading, LLC and led the company as Chief Executive Officer to a successful acquisition in 2004 by The Bank of New York Company, Inc. (“The Bank of New York”). He is currently the Chief Executive Officer of SpeedRoute, the President and CEO of PRO Securities and the President of tZERO.

Ralph A. Daiuto, Jr., Chief Operating Officer and General Counsel

Mr. Daiuto is an accomplished attorney and business leader with over two decades of experience in the securities industry, establishing and managing several broker-dealers and innovative technology companies and overseeing their daily operation, including legal, compliance, and regulatory matters. Mr. Daiuto is currently the Chief Operating Officer and General Counsel of tZERO and the General Counsel of SpeedRoute and PRO Securities.  Mr. Daiuto obtained his Juris Doctorate degree from the Fordham University School of Law and his Bachelor of Science degree, awarded cum laude, from the State University of New York at Albany, where he majored in Business Administration with a concentration in Finance.  Mr. Daiuto holds various securities licenses, including the Series 7, Series 24, Series 57, Series 63, and Series 99.  He is admitted to practice law in the states of New York and New Jersey, as well as the U.S. District Courts in the Southern and Eastern Districts of New York and the District of New Jersey.

John Gilchrist, Chief Information Officer

Mr. Gilchrist joined Herzog Heine Geduld, Inc. (“Herzog”) in 1987 and was responsible for all trading and clearing technology/systems as well as all operating systems. After Herzog was acquired by Merrill Lynch & Co. (“Merrill Lynch”), Mr. Gilchrist was responsible for Merrill Lynch’s NASDAQ market making and DMA offerings. Mr. Gilchrist has been with SpeedRoute since its inception in 2010 and is the Chief Information Officer of tZERO.

Alex Vlastakis, Chief Administrative Officer

Mr. Vlastakis is the Chief Administrative Officer of tZERO and Chief Operating Officer of each of SpeedRoute and PRO Securities. He brings over 17 years of experience in institutional business development, international and domestic order routing, trading systems and brokerage. Mr. Vlastakis was formerly with The Bank of New York through multiple positions and acquisitions.

Raj Karkara, Chief Revenue Officer and Director

As Chief Revenue Officer and Director of tZERO, Mr. Karkara was instrumental in the issuance and sale of the world’s first digital bond in 2015 (purchased by Mr. Byrne), and, in 2016, issuing the Overstock Digital Securities, which settled same day using the Existing tZERO Software Platform. Before joining Overstock, Mr. Karkara was the Director of Global Strategic Product Development at Mastercard Incorporated, focusing on global mobile payments and mobile identity solutions.

Steve Bailey, Controller

Mr. Bailey is Controller for tZERO and Chief Financial Officer and the FINOP of both SpeedRoute and PRO Securities. He has worked in the finance department or on securities lending trading desks of various banks and broker-dealers for over 20 years in London and New York. Prior to working in London, he was a Senior Investigator with the Inland Revenue Department in New Zealand.

Brian Capuano, Compliance Officer

Mr. Capuano is the Compliance Officer of each of tZERO, SpeedRoute and PRO Securities. He brings over 30 years of diverse industry experience, starting at the Nasdaq PHLX where he ultimately managed trading operations for several major firms, on to managing electronic trading desks at several respected firms on Wall Street. He brings this breadth of brokerage experience to bear in overseeing tZERO’s compliance programs, regulatory responsibilities and daily trading operations.

PLAN OF DISTRIBUTION

SAFE Purchaser Qualifications

Only persons of adequate financial means who have no need for present liquidity with respect to this investment should consider purchasing the SAFE offered hereby because: (i) an investment in the Securities involves a number of significant risks (See “Risk Factors”); (ii) the SAFEs are not transferable; and (iii) there is no established trading market for the Tokens and it is possible that one will never develop and the Tokens will never be tradeable or transferable.  This Offering is being made as a private offering that is exempt from registration under the Securities Act and applicable state securities laws.

This Offering is limited solely to purchasers (1) who are “accredited investors” as defined Regulation D or (2) who are not “U.S. persons,” as defined in Regulation S, in offshore transactions.

To be eligible to participate in the Offering, you will be required to represent to the Company in writing that you are (1) an accredited investor under Regulation D and to provide certain documentation in support of such representation (such required documentation to be decided by the Company in its sole discretion), or (2) a non-U.S. person under Regulation S purchasing in an offshore transaction. You must also represent in writing that you are purchasing the SAFE for your own account and not for the account of others and not with a view to reselling or distributing Securities.

Other Requirements

In addition to submitting documentation to confirm their status as “accredited investors” or non-”U.S. Persons,” all potential purchasers of the Tokens will need to complete requisite know-your-customer and anti-money laundering procedures to execute a SAFE.

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism.

The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(i)                                     you represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene Federal, state or international laws and regulations, including anti-money laundering laws and regulations.  Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals(1) or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(ii)                                  you represent and warrant that none of: (1) you; (2) any person controlling or controlled by you; (3) if you are a privately-held entity, any person having a beneficial interest in you; or (4) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence.  You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations.  You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(iii)                               you represent and warrant that none of: (1) you; (2) any person controlling or controlled by you; (3) if you are a privately-held entity, any person having a beneficial interest in you; or (4) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure(2), or any immediate family(3) member or close associate(4) of a senior foreign political figure, as such terms are defined in the footnotes below; and

(iv)                              if you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (1) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking

(1)  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(2)  A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(3)  “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

(4)  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

authority that licensed the Foreign Bank to conduct its banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations.  The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription.  You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

How to Subscribe

SAFEs may be accessed electronically via www.saftlaunch.com or www.startengine.com and will be delivered via email and also available on DocuSign or through the StartEngine front-end user interface. Prospective purchasers and the Company will review and electronically sign validated SAFE documents and a final executed SAFE agreement will be available to the purchaser on DocuSign or through the StartEngine front-end user interface.

The Token Issuance

If developed by the Company, the Tokens will be issued to holders of the SAFEs in a transaction exempted from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act or another available exemption. Upon consummation of the token issuance pursuant to such exemption, each applicable SAFE will immediately terminate in accordance with its terms. While the Company will use its commercially reasonable efforts to create the Tokens, no assurance can be given that they will ever be issued or that the Token Trading System will be developed.

On the Token Issuance Date, the Tokens will be minted and delivered to SAFE holders according to the terms specific to their SAFE. The tokens will be delivered to either a wallet address provided upon contribution at www.saftlaunch.com or www.startengine.com or will be made available by other means.

NOTICE TO PURCHASERS

This Offering has not been registered or qualified under the securities laws of any jurisdiction anywhere in the world. The SAFEs and the Tokens, if issued, are being offered and sold only in jurisdictions where such registration or qualification is not required, including pursuant to applicable exemptions that generally limit the purchasers who are eligible to purchase the SAFEs and the Tokens, if issued, and that restrict the Securities’ resale. Holders of the SAFEs may never offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the SAFEs. The Tokens may not be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as permitted under applicable securities laws and the additional restrictions imposed on the Tokens hereunder. In addition, Token holders will not be able to transfer their Tokens until the Company designates or creates a Designated Exchange or notifies Token holders that peer-to-peer transfers will be permitted and provides holders with the requirements and conditions to effect peer-to-peer transfers. Furthermore, there can be no assurance that any Designated Exchange will be chosen or created or that all Token holders will have access to a Designated Exchange or that peer-to-peer transfers will ever be permitted.

Notice to Purchasers

Neither the SAFEs nor the Tokens, if issued, have been registered under the Securities Act or any securities laws of any state and, unless so registered, the Tokens may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and such other securities laws.  Accordingly, the SAFEs are being initially offered and sold only (1) to “accredited investors” (as defined under Regulation D), in each case, in a private transaction in reliance on, and in compliance with, the exemption from the registration requirements of the Securities Act provided by Rule 506(c) of Regulation D under the Securities Act, and (2) outside the United States to non-U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act.

As used herein, the terms “United States,” “U.S. person” and “offshore transactions” have the meanings given to them in Regulation S under the Securities Act.

Representations And Warranties of Purchasers

Each purchaser that executes a SAFE will be deemed to have acknowledged, represented and warranted to, and agreed with, the Company as follows:

(1)                                 It understands and acknowledges that (i) the issuance of the SAFEs and the Tokens, if issued, has not been and will not be registered under the Securities Act or any other applicable securities law, unless required by applicable law, (ii) the SAFEs are being offered for sale in transactions not requiring registration under the Securities Act or any other applicable U.S. state securities law, (iii) the Tokens, if issued, will be issued in transactions not requiring registration under the Securities Act or any other applicable U.S. state securities law, (iv) the SAFEs are non-transferable and may not be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of, and (v) the Tokens may not be offered, sold or otherwise transferred or disposed of, except in compliance with the registration requirements of the Securities Act and any other applicable securities law, or pursuant to an exemption therefrom and, in compliance with the conditions for transfer set forth in paragraphs (5) and (9) below.

(2)                                 It acknowledges that this Memorandum relates to an offering that is exempt from registration under the Securities Act and may not comply in important respects with SEC rules that would apply to an offering document relating to a public offering of securities.

(3)                                 It is:

(a)                                 an “accredited investor” (as defined in Regulation D) acquiring the SAFE, and it is aware that the SAFE and the Tokens, if, as and when issued, are being issued in reliance on an exemption from the registration requirements of the Securities Act; or

(b)                                 not a “U.S. person” and it is not acquiring the SAFE and the Tokens for the account or benefit of a “U.S. person,” and it is acquiring such SAFE in an offshore transaction in accordance with all of the requirements of Regulation S under the Securities Act and in accordance with the laws applicable to it in the jurisdiction in which such acquisition is made.

(4)                                 It acknowledges that the purchase of a SAFE is also the purchase of Tokens, if, as and when they are issued.

(5)                                 In addition to all applicable transfer restrictions under applicable securities laws, it acknowledges and agrees that: (i) holders of the SAFEs may never offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the SAFEs and (ii) the Tokens may not be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of until such time as the Company (A) designates or creates a Designated Exchange and notifies Token holders thereof or (B) notifies Token holders that peer-to-peer transfers will be permitted and provides holders with the requirements and conditions to effect peer-to-peer transfers.

(6)                                 It acknowledges that neither the Company, nor any of its representatives or affiliates, have made any statement, representation or warranty, express or implied, to it other than the information contained in this Memorandum, which has been delivered to it and upon which it is solely relying in making its investment decision with respect to the Securities.  It has had access to such financial and other information concerning the Company and the Securities as it has deemed necessary in connection with its decision to invest, including an opportunity to ask questions of and request information from the Company, and such information has been made available to it.

(7)                                 It is acquiring the SAFE and the Tokens, if, as and when issued, for its own account, or for one or more purchaser accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other applicable securities laws, subject to any requirement of law that the disposition of its property or the property of such purchaser account or accounts be at all times within its or their control and subject to its or their ability to resell the Tokens, if, as and when issued, pursuant to Rule 144A, Regulation S, or any other exemption from registration available under the Securities Act, in each case, subject to the conditions set forth in (9).

(8)                                 Each holder of the Securities acknowledges that the Company is not making any representations as to the availability of the exemption provided by Rule 144 for resale of the Tokens, if, as and when issued.

(9)                                 Each holder of a SAFE acknowledges that:

The SAFE and each Token will contain a legend substantially to the following effect:

THIS SECURITY [i.e., the SAFE], AND ANY TOKENS WHEN ISSUED PURSUANT TO IT (THE “TOKENS”), HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. EACH HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF REPRESENTS THAT (A) IT IS AN “ACCREDITED INVESTOR” (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH ACQUISITION IS MADE.

[FOR REGULATION S ONLY (THE “REGULATION S LEGEND”): THE TOKENS WHEN ISSUED WILL BE ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. EXCEPT AS SET FORTH BELOW, THE TOKENS SHALL NOT BE EXCHANGEABLE FOR TOKENS THAT ARE NOT SUBJECT TO A LEGEND CONTAINING RESTRICTIONS ON TRANSFER UNTIL THE EXPIRATION OF THE APPLICABLE ONE-YEAR “DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF REGULATION S) AND THEN ONLY UPON CERTIFICATION IN A FORM REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, IF ANY, THAT SUCH TOKENS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF ANY TOKENS AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH TOKENS, PRIOR TO THE EXPIRATION OF THE APPLICABLE ONE-YEAR HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (THE “RESALE RESTRICTION TERMINATION DATE”), ONLY (A) TO THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, (B) PURSUANT TO A COMPLIANT REGULATION S SALE, OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT, IN EACH OF THE FOREGOING CASES, TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH PURCHASER ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

HEDGING TRANSACTIONS INVOLVING THE TOKENS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.]

[FOR REGULATION D ONLY (THE “REGULATION D LEGEND”): THE HOLDER OF ANY TOKENS AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH TOKENS, PRIOR TO THE EXPIRATION OF THE APPLICABLE ONE-YEAR HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (THE “RESALE RESTRICTION TERMINATION DATE”), ONLY (A) TO THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, (B) PURSUANT TO A COMPLIANT REGULATION S SALE OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT, IN EACH OF THE FOREGOING CASES, TO ANY REQUIREMENT OF LAW

THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH PURCHASER ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS, INCLUDING SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.]

A “COMPLIANT REGULATION S SALE” MEANS A SALE, FOLLOWING THE ESTABLISHMENT BY THE ISSUER OF A SUFFICIENT PROCESS TO VERIFY THE IDENTITY OF SUBSEQUENT TOKEN HOLDERS IN ORDER TO ENSURE COMPLIANCE WITH ALL REGULATORY REQUIREMENTS FOR DIVIDEND PAYMENTS AND COMPLIANCE WITH APPLICABLE LAW (E.G., THROUGH THE APPOINTMENT OF AN SEC-REGISTERED TRANSFER AGENT) AND NOTICE TO TOKEN HOLDERS THEREOF AND OF ALL APPLICABLE CONDITIONS, (1) TO A PERSON WHO IS NOT A “U.S. PERSON” THAT OCCURS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH ALL OF THE REQUIREMENTS OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH SALE IN THE JURISDICTION IN WHICH SUCH SALE AND PURCHASE IS MADE AND (2) FOR WHICH SELLER HAS A REASONABLE BELIEF THAT EACH PERSON TO WHOM THE TOKEN IS TRANSFERRED WILL BE PRESENTED WITH NOTICE SUBSTANTIALLY SIMILAR TO THE “REGULATION S LEGEND” AND WILL HAVE AFFIRMATIVELY SIGNALED HIS, HER OR ITS UNDERSTANDING; PROVIDED, THAT THE COMPANY AND THE TRANSFER AGENT, IF ANY, WITH RESPECT TO THIS TOKEN SHALL HAVE THE RIGHT PRIOR TO PERMITTING ANY SUCH COMPLIANT REGULATION S SALE OCCURRING PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AS TO THE COMPLIANCE OF SUCH COMPLIANT REGULATION S SALE WITH ALL APPLICABLE SECURITIES LAWS.

IN ADDITION, AND INCLUDING FOLLOWING THE EXPIRATION OF RESALE RESTRICTION TERMINATION DATE, ANY AFFILIATE OF THE COMPANY (OR PERSON WHO HAS BEEN AN AFFILIATE OF THE COMPANY WITHIN THE IMMEDIATELY PRECEDING THREE MONTHS) SHALL OFFER, SELL OR OTHERWISE TRANSFER TOKENS ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING IN ACCORDANCE WITH RULE 144, IF AVAILABLE), SUBJECT IN EACH OF THE FOREGOING CASES, TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH PURCHASER ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.  IN ADDITION, THE COMPANY WIL REQUIRE, PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III), THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT, IF ANY.

THE HOLDER OF THIS SECURITY OR TOKENS BY ITS ACCEPTANCE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR TOKEN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN TO WHICH SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) APPLIES (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT), AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE PLAN ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, OR PLAN, A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT HAS NOT MADE AN

ELECTION UNDER SECTION 410(D) OF THE CODE, OR A NON-U.S. PLAN, OR (2)(A) THE HOLDER IS, OR IS USING, THE ASSETS OF A GOVERNMENTAL PLAN, A CHURCH PLAN THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(D) OF THE CODE, OR A NON-U.S. PLAN AND (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR TOKEN WILL NOT CONSTITUTE A VIOLATION UNDER ANY APPLICABLE PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT REGULATE SUCH PLAN’S INVESTMENTS.

Each purchaser of a SAFE acknowledges that by electing not to exercise withdrawal rights available, as described in this Memorandum, such purchaser agrees to be bound by the legends set forth in paragraph (5) and this paragraph (9) notwithstanding any differences appearing in the legend appearing on the SAFE previously delivered to such purchaser. The legends set forth in this paragraph (9) shall be deemed to be set forth on any such SAFE delivered prior to the date of this Memorandum.

(10)                          It agrees that it will not transfer Tokens unless it is given reasonable assurance that each person to whom it transfers Tokens receives notice of any restrictions on transfer of such Tokens.

(11)                          If it is an acquirer in a transaction that occurs outside the United States within the meaning of Regulation S, it acknowledges that until the expiration of the Distribution Compliance Period (as defined in Regulation S under the Securities Act), any offer or sale of the Tokens within the United States or to a U.S. Person by a dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act.

(12)                          It acknowledges that the Company or its Transfer Agent, if any, for the Tokens will not be required to accept for registration of transfer any Tokens, except upon presentation of evidence (including an opinion of counsel) satisfactory to the Company and the Transfer Agent, if any, that the restrictions set out therein have been complied with.

(13)                          It understands that no action has been taken in any jurisdiction in the U.S. or elsewhere by the Company that would result in a public offering of the Securities or the possession, circulation or distribution of this Memorandum or any other material relating to the Company or the Securities in any jurisdiction where action for such purpose is required.  Consequently, any transfer of the Tokens will be subject to the transfer restrictions set forth under this “Notice to Purchasers.”

(14)                          It (a) is able to act on its own behalf in the transactions contemplated by this Memorandum, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (c) (or the account for which it is acting as a fiduciary or agent) has the ability to bear the economic risks of its prospective investment in the Securities, and can afford the complete loss of such investment.

(15)                          It acknowledges that the Company will rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements set forth in this “Notice to Purchasers” section and agrees that, if any acknowledgements, representations, warranties and agreements deemed to have been made by its participation in the Offering are no longer accurate, it will promptly notify the Company.

(16)                          If it is acquiring the Securities as a fiduciary or agent for one or more purchaser accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgements, representations, warranties and agreements set forth in this “Notice to Purchasers” section on behalf of each such purchaser account.

(17)                          Either (i) the Holder is not acquiring or holding such Securities or an interest therein with the assets of (A) an employee benefit plan that is subject to Part 4 of Subtitle B of Title I of ERISA, (B) a “plan” to which Section 4975 of the Code applies (including an individual retirement account), (C) an entity deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, (D) a governmental plan (as defined in Section 3(32) of ERISA), (E) a church plan (as defined in Section 3(33) of ERISA) that has not made an election under Section 410(d) of the Code, or (F) a non-U.S. plan, or (ii) the Holder is acquiring or holding such Securities or an interest therein with the assets of (A) a governmental plan, a church plan that has not made an election under Section 410(d) of the Code, or a non-U.S. plan and (B) the acquisition and holding of such Securities by the purchaser, throughout the period that it holds the Securities and the disposition of such Securities or an interest therein will not constitute or result in a violation of any provisions of any applicable United States federal, state or local laws or non-U.S. laws that regulate such plan’s investments.

Digital Notices

The Tokens are digital instruments and, as such, will not contain legends. However, purchasers (including secondary purchasers) of Tokens will be required to be presented with the information required to be provided to such holders pursuant to and in the manner contemplated by Section 202 and Section 151(f) of the Delaware General Corporation Law regarding, among other things, restrictions on transfer of the Tokens, including the legend set forth in paragraph 9 above, and, at a minimum, must affirmatively signal their understanding of the information and provide the Company with certain representations on their investor status and location. The Token Terms and Conditions will be presented at that time as well.

SELLING RESTRICTIONS

No action may be taken in any jurisdiction that would permit a public offering of the Securities or the possession, circulation or distribution of this Memorandum in any jurisdiction where action for that purpose is required. Accordingly, the Tokens may not be offered or sold, directly or indirectly, and neither this Memorandum nor any other offering material or advertisements in connection with the Tokens may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Purchasers in Australia

Neither this Memorandum, nor any other disclosure document in relation to the Securities, has been, will be, or needs to be, lodged with the Australian Securities & Investments Commission.  This Memorandum is not a product disclosure statement under Division 2 of Part 7.9 of the Corporations Act 2001 (CTH) (the “Australia Act”) nor is it a prospectus under Chapter 6D of the Australia Act, and the Securities have not been, and will not be, registered as a managed investment scheme under the Australia Act.

An offer of the Securities is made in Australia only to “wholesale clients” as defined by the Australia Act (“Wholesale Clients”), and can only be accepted by a recipient if they are a Wholesale Client.

No Securities will be issued or arranged to be issued, and no recommendations to acquire Securities will be made, which would require the provision of a product disclosure statement under Division 2 of Part 7.9 of the Australia Act or the provision of a financial services guide or a statement of advice under Division 2 or 3 of Part 7.7 of the Australia Act.

Neither this Memorandum, the offer contained herein nor any other disclosure document in relation to the Securities can be partially or wholly distributed, published, reproduced, transmitted or otherwise made available or disclosed by recipients to any other person in Australia.

Notice to Prospective Purchasers in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), which has implemented the Prospectus Directive, the Company has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of the Securities to the public in a Member State, except that it may, with effect from and including such date, make an offer of Securities in a Member State at any time under the following exemptions as provided by the Prospectus Directive:

(a)                                 to legal entities which are qualified investors, as defined in the Prospectus Directive;

(b)                                 to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospective Directive;

(c)                                  in any other circumstances falling within the scope of Article 3(2) of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of the Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the Offering and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in each Member State.

Notice to Purchasers in France

The Offering is not being made, directly or indirectly, to the public in the Republic of France (“France”). Neither this Memorandum nor any other documents or materials relating to the Offering have been or will be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) acting for their own account (other than individuals), and all as defined in, and in accordance with, Articles L.411-1, L.411-2, D.411-1 and D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier, are eligible to participate in the Offering. Neither this Memorandum nor any other documents or materials relating to the Offering have been or will be submitted for clearance to or approved by the Autorité des marchés financiers. The direct or indirect distribution to the public in France of any so acquired Securities may be made only as provided by Articles L.411-1, L.411-2, L. 412-1 and L.621-8 to L.621-8-3 of the French Code Monétaire et financier and applicable regulations thereunder.

This Memorandum, and any related document or material, shall not be considered, nor construed, as any form of financial investment advice, solicitation or advertisement.

Notice to Prospective Purchasers in Hong Kong

The Securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 622) of Hong Kong.

No person has issued or had in its possession for the purposes of issue, or will issue or have in its possession of the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospect Investors in Israel

This Memorandum does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this Memorandum is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of NIS 250 million, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, the Company may distribute and direct this Memorandum in Israel, at its sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Notice to Prospective Purchasers in Singapore

Each investor has acknowledged that this Memorandum has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, this Memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)                                 a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)                                 a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units, as the case may be, pursuant to an offer made under Section 275 of the SFA except:

(1)                                 to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)                                 where no consideration is or will be given for the transfer;

(3)                                 where the transfer is by operation of law;

(4)                                 as specified in Section 276(7) of the SFA; and/or

(5)                                 as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

By accepting receipt of this Memorandum, any person in Singapore represents and warrants that he is entitled to receive such Memorandum in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein.

Notice to Prospective Purchasers in The Netherlands

The Securities may not be offered or sold in The Netherlands to any persons other than qualified investors within the meaning of the Prospectus Directive. For purposes of the above, the expression “Prospectus Directive” shall have the meaning given to it in the paragraph “Notice to Prospective Purchasers in the European Economic Area” above.

Notice to Prospective Purchasers in the United Kingdom

With respect to offers and sales of the Securities that are the subject of this Memorandum, offers or sales of any of such Securities to persons in the United Kingdom are prohibited in circumstances which have resulted in or will result in such Securities being or becoming the subject of an offer of transferable securities to the public as defined in Section 102B of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and all applicable provisions of the FSMA must be complied with, with respect to anything done in relation to such Securities in, from or otherwise involving the United Kingdom.

To the extent this Memorandum is distributed in the United Kingdom, it will only be distributed to and directed at: (i) persons who have professional experience in matters relating to investments falling within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “FPO”); (ii) high net worth entities and other persons to whom it may otherwise lawfully be communicated falling within Article 49 of the FPO; (iii) certified sophisticated investors falling within Article 50 of the FPO; or (iv) other persons to whom it may lawfully be directed under an exemption contained in the FPO (the persons specified in (i), (ii), (iii) and (iv) above are, together, referred to as “relevant persons”). Persons who are not relevant persons must not act on or rely on this Memorandum or any of its contents. Any investment or investment activity to which this Memorandum relates is available only to relevant persons and will be engaged in only with relevant persons. Relevant persons in receipt of this Memorandum must not distribute, publish, reproduce, or disclose this Memorandum (in whole or in part) to any person who is not a relevant person.

In addition, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received in connection with the issue or sale of such Securities will only be communicated, or be caused to be communicated, in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Tokens and SAFEs. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this Memorandum and all of which are subject to change or differing interpretations, possibly with retroactive effect.  This discussion is addressed only to beneficial owners of the Tokens and SAFEs that purchase them for cash on original issuance, and to beneficial owners that hold the Tokens or SAFEs as “capital assets” within the meaning of Section 1221 of the Code.

This discussion does not address all of the tax considerations that may be relevant to a purchaser of Tokens or SAFEs in light of its particular circumstances or to purchasers that are subject to special rules, such as: banks and other financial institutions; insurance companies; real estate investment trusts and regulated investment companies; tax-exempt organizations; pension funds and retirement plans; brokers and dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of tax accounting; persons that own the Tokens or SAFEs as a position in a hedging transaction; persons that own the Tokens or SAFEs as part of a “straddle,” “conversion” or other integrated transaction for tax purposes; or U.S. Holders (as defined below) whose “functional currency” for tax purposes is not the United States dollar.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Token or SAFE that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (A) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (B) it has a valid election in effect to be treated as a United States person.  As used in this discussion, the term “non-U.S. Holder” means a beneficial owner of Notes or SAFEs (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner.  A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the acquisition, ownership and disposition of the Notes or SAFEs.

Characterization of the Tokens and SAFEs

There are no regulations, published rulings or judicial decisions involving the characterization for US federal income tax purposes of instruments with substantially the same terms as either the Tokens or the SAFEs.  Thus, the characterization of these instruments is uncertain.  It should be expected that the Internal Revenue Service (“IRS”) or a court would determine this characterization based on a consideration and weighing of the characteristics of these instruments.  Except for purposes of withholding on payments to non-US persons discussed below, the Company intends to treat the Tokens as equity in the Company analogous to preferred stock and to treat the SAFEs as a forward contract arrangement to purchase the Tokens on the terms provided.  Other characterizations of each of the Tokens and SAFEs are possible, some of which are discussed briefly below, which may have less favorable US federal income tax consequences for investors.  Potential purchasers are strongly advised to consult their own tax advisors as to the US federal income tax characterization of the Tokens and SAFEs and the consequences to them of the various alternative characterizations.

Characteristics of Tokens.

As noted, the Company intends generally to treat the Tokens as preferred equity in the Company.  Among the characteristics of the Tokens that support equity treatment are their treatment as a type of stock under Delaware law, their rights to dividends and their rights to participate in proceeds if the Company is liquidated.  Among the characteristics of the Tokens that are less supportive is the non-traditional form of the Tokens.

Characteristics of SAFEs.

As noted, the Company intends generally to treat the SAFEs as a forward contract to purchase the Tokens and thus a prepaid forward contract to purchase equity of the Company.  Among the characteristics of the SAFEs that support such treatment are their terms providing for purchase of Tokens on fixed terms for a fixed price during each of the Pre-Sale Period and the Subsequent Sale Period, as well as the lack of participation of the SAFEs in dividends and liquidation proceeds.  The SAFEs, however, may remain outstanding indefinitely if Tokens are not issued (unless the SAFES are redeemed by the Company), which is not a usual feature of a prepaid forward contract.

The following is a description of the US federal income consequences of holders that would obtain if the Company’s characterization of the Tokens as preferred equity and the SAFEs as prepaid forward contracts prevails.  Other characterizations are possible, as explained in more detail below, and these could have less favorable US federal income tax consequences for holders.

US Holders

Tax Treatment of Tokens

Dividends

For US federal income tax purposes, the gross amount of any cash Dividends paid to US Holders will be treated as ordinary dividend income to the extent paid or deemed paid out of the current or accumulated earnings and profits of the Company (as determined under US federal income tax principles).  Dividends paid by the Company may be eligible for the dividends-received deduction generally allowed to corporate US Holders.

To the extent that an amount received by a US Holder exceeds the allocable share of the Company’s current and accumulated earnings and profits, such excess will be applied first to reduce such US Holder’s tax basis in its Tokens and then, to the extent it exceeds the US Holder’s tax basis, it will constitute capital gain from a deemed sale or exchange of such Tokens (see “Gain or Loss upon Sale or Other Disposition of Tokens or Shares”, below).

The amount of any distribution paid in property other than cash, including Bitcoin, Ether or additional Tokens (defined as a “PIK Dividend”) will equal the dollar value of the property so distributed, calculated as of the date the dividend is received by a US Holder, and will otherwise be subject to the above rules.

Tax Treatment of SAFEs

The treatment of the SAFEs as a prepaid forward contract generally means that a US Holder would have has no tax consequences upon acquiring the SAFE.  Upon receipt of the Tokens, the US Holder would be treated as purchasing the Tokens for its original purchase price for the SAFEs plus the price paid for the Tokens, and the holder’s initial tax basis in the Tokens would be the sum of these amounts.

In the event no Tokens are issued, it is not clear whether a US Holder would be able to claim a loss with respect to its investment in the SAFEs, unless the Company redeems the SAFEs or the US Holder otherwise disposes of them.

Gain or Loss upon Sale or Other Disposition of Tokens or SAFEs

In general, a US Holder that sells, exchanges or otherwise disposes of its Tokens or SAFEs (including by redemption) will recognize capital gain or loss in an amount equal to the amount realized for the Tokens and the US Holder’s tax basis in the Tokens or SAFEs disposed of. For non-corporate US Holders, including individuals, any capital gain generally will be subject to US federal income tax at preferential rates (currently a maximum of 20%) if the US Holder’s holding period for the Tokens or SAFEs exceeds one year.  The deductibility of capital losses is subject to significant limitations.

Medicare Tax

Certain US Holders who are individuals, estates or trusts are required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on their “net investment income” which would include, among other things, dividends and capital gains from the Tokens and capital gains from the SAFEs.

Alternative Characterizations

Each of the Tokens and the SAFEs are subject to possible characterizations for US federal income tax purposes different from those described above.  The Tokens could be viewed as a type of “phantom” or derivative stock right that is not itself equity in the Company.  Less likely, the Tokens might be characterized as debt of the Company.  The SAFEs could be viewed as agreements for the present sale stock of the Tokens on a “when issued” basis, or, alternatively, as options to buy the Tokens or, less likely, some type of non-stock right.  US Holders should be aware that several of these characterizations could be disadvantageous for the holder’s US federal income tax treatment, including the timing and characterization of the holder’s income.

Holders should also be aware that the IRS has issued guidance, Notice 2014-21, regarding the treatment of “virtual currencies” such as Bitcoin.  The Company believes that the Tokens have important difference from a virtual currency, chiefly that they cannot generally be used as a medium of exchange for goods or services and will be traded, if at all, only in the broker/dealer arrangements described herein.

US Holders are strongly encouraged to consult their US tax advisors regarding the US federal income tax characterization of the Tokens and SAFES and the consequences of these alternative characterizations.

Non-US Holders

Dividends on Tokens

As for US Holders above, Dividends on Tokens to non-US Holders will constitute dividends for US federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under US federal income tax principles. To the extent Dividends exceed both current and our accumulated earnings and profits, they will be treated as a return of capital and first will reduce the holder’s basis in the Tokens, but not below zero, and then will be treated as gain from the sale of stock, subject to the tax treatment described below in “— Gain on Sale or Other Taxable Disposition of Tokens and SAFEs.”

Any dividend paid to a non-US Holder will be subject to US federal withholding tax at a rate of 30% of the gross amount of the dividend, except to the extent that the dividends are “effectively connected” dividends, as described below.  The Company and its paying and withholding agents generally will not apply lower rates of withholding that would be applicable to dividends under an applicable income tax treaty, unless they judge that such lower rate would also be available for each of the alternative characterizations of the transaction.  See “US Holders—Alternative Characterizations”, above.  In order to be eligible for a reduced treaty rate, a non-US Holder must provide the Company with a properly completed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.  If a non-US Holder holds stock through a financial institution or other agent acting on its behalf, the holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.  If, after consulting with its tax advisors, a non-US Holder believes it is eligible for a reduced rate of withholding tax pursuant to an income tax treaty that was not applied to the Dividend, such US Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

The above rules fully apply to PIK Dividends.  For PIK Dividends, the amount withheld will be based on the fair market value of the PIK Dividend, and the PIK Dividend amount will be reduced accordingly.  The Company may also withhold up to 30% of the gross amount of the entire distribution even if greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury Regulations.  Again, a non-US Holder may file a claim for refund with the IRS if it believes an excess amount has been withheld.

Dividends and PIK Dividends that are effectively connected with the conduct of a US trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base maintained in the United States) are exempt from such withholding tax.  In order to obtain this exemption, a non-US Holder must provide an IRS Form W-8ECI (or other successor form) properly certifying such exemption. Such effectively connected dividends, although not subject to US federal withholding tax, are generally taxed at the same graduated rates applicable to US persons, net of certain deductions and credits. In addition, in the case of a corporate non-US Holder, dividends received that are effectively connected with the conduct of a US trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale or Other Disposition of Tokens and SAFEs

A non-US Holder generally will not be required to pay US federal income tax on any gain realized upon the sale or other taxable disposition of Tokens or SAFEs unless (1) the gain is effectively connected with the conduct of a US trade or business by the non-U.S. Holder (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained in the United States), (2) the non-

US Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, or (3) the Tokens constitute a US real property interest by reason of our status as a “United States real property holding corporation” for US federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the non-US Holder’s holding period for the Tokens.

In general, the Company would be a USRPHC if its “US real property interests” comprised at least 50% of the sum of the fair market value of our worldwide real property interests plus its other assets used or held in a trade or business.  The Company believes that it is not currently and (based upon its projections as to its business) will not become a USRPHC. However, because the USRPHC determination depends on the fair market value of the Company’s US real property relative to the fair market value of our other business assets, there can be no assurance that the Company will not become a USRPHC in the future.

A non-US Holder described in (1) above will generally be required to pay tax on the gain derived from the sale (net of certain deductions or credits) under regular graduated US federal income tax rates generally applicable to US persons, and corporate non-US Holders described in (1) above also may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-US Holder described in (2) above will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by US source capital losses for that year (even though the non-US Holder is not considered a resident of the United States), provided that the non-US Holder has timely filed US federal income tax returns with respect to such losses.  A non-US Holder should seek advice on any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding Tax

Distributions made to holders and proceeds paid from the sale, exchange, redemption or disposal of Tokens or SAFEs may be subject to information reporting to the IRS. Such payments may be subject to backup withholding taxes unless the holder (i) is a corporation or other exempt recipient or (ii) provides taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred.  Holders that are not US persons generally are not subject to information reporting or backup withholding.  However, such a holder may be required to provide a certification of its non-US status in connection with payments received within the United States or through a US-related financial intermediary to establish that it is an exempt recipient. Backup withholding is not an additional tax; amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability.

THE US FEDERAL INCOME TAX TREATMENT OF THE TOKENS AND SAFES IS NOT CLEAR AND THE FOREGOING DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF US FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES, NOR DOES SUCH DISCUSSION ADDRESS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAX LAWS OR OF ANY US FEDERAL TAX LAWS OTHER THAN THE INCOME TAX LAWS.  ACCORDINGLY, PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE US FEDERAL INCOME TAX CHARACTERIZATION OF THE TOKENS AND SAFES, AS WELL AS THE OTHER TAX CONSEQUENCES OF ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES IN THEIR OWN PARTICULAR CIRCUMSTANCES.

DISCLOSURE REQUIRED BY RULE 506(E) OF REGULATION D

As a result of NASD Regulation, Inc., Complaint No. C10960146, dated February 3, 1997, Mr. John Tabacco, who from time to time has provided consulting services to the Company, was determined to have violated FINRA Rule 2010 (Standards of Commercial Honor and Principles of Trade) and was indefinitely barred from association in any capacity with any FINRA member firm.  Mr. John Tabacco no longer has any employment or other affiliation with tZERO or its affiliates.  Mr. John Tabacco is not related to Mr. Joseph Tabacco, Jr., a member of Overstock’s board of directors.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	F-2

CONSOLIDATED STATEMENTS OF OPERATIONS	F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-5

T0.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,	December 31,
	2017	2016
Assets
Current Assets:
Cash	$1,885	$1,087
Accounts receivable, net	2,627	2,717
Prepaid expense	2,484	131
Total current assets	6,996	3,935

Fixed assets, net	1,268	2,324
Intangible assets, net	6,851	10,699
Goodwill	11,915	11,915
Other long-term assets, net	423	240
Total assets	$27,453	$29,113

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$3,382	$2,212
Acquisition notes payable to parent	29,739	29,739
Operating note payable to parent	19,162	14,123
Accrued interest payable to parent	2,004	735
Total current liabilities	54,287	46,809

Other long-term liabilities	391	135
Total liabilities	54,678	46,944

Stockholders’ equity (deficit):
Common stock, $0 par value
Authorized shares - 10
Issued shares - 10 and 10 and 10
Outstanding shares - 10 and 10 and 10	—	—
Additional paid-in capital	1,655	750
Accumulated deficit	(28,880)	(18,581)
Total stockholders’ equity (deficit)	(27,225)	(17,831)

Total liabilities and stockholders’ equity (deficit)	$27,453	$29,113

T0.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands)

	Year ended
	December 31,
	2017	2016	2015
Revenue, net	$16,733	$15,181	$1,930
Cost of sales	11,647	10,203	—
Gross profit	5,086	4,978	1,930

Operating expenses:
Sales and marketing	1,040	529	237
Technology	9,016	6,485	2,585
General and administrative	7,046	8,810	5,854
Total operating expenses	17,102	15,824	8,676
Operating loss	(12,016)	(10,846)	(6,746)
Interest expense, net	(1,271)	(594)	(158)
Other income (expense), net	3,002	(1)	1
Loss before taxes	(10,285)	(11,441)	(6,903)
Income tax expense	(14)	(16)	(7)
Net loss	$(10,299)	$(11,457)	$(6,910)

T0.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Year ended
	December 31,
	2017	2016	2015
Cash flows from operating activities:
Consolidated net loss	$(10,299)	$(11,457)	$(6,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	1,100	417	8
Amortization of intangible assets	3,903	3,913	1,470
Other items	3	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	90	(98)	17
Prepaid expense	(2,353)	(54)	(11)
Other long-term assets, net	(183)	126	(764)
Accounts payable and accrued liabilities	2,439	(804)	800
Other long-term liabilities	256	22	114
Net cash used in operating activities	(5,044)	(7,935)	(5,276)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	1,248	(10,601)
Expenditures for fixed assets	(95)	(2,471)	(17)
Purchase of intangible assets	(79)	(82)	—
Other	—	(28)	—
Net cash used in investing activities	(174)	(1,333)	(10,618)

Cash flows from financing activities:
Proceeds from acquisition notes payable	—	600	10,990
Proceeds from operating note payable	5,111	8,663	5,385
Proceeds from initial coin offering	905	—	—
Proceeds from parent investment	—	—	611
Net cash provided by financing activities	6,016	9,263	16,986
Net increase (decrease) in cash	798	(5)	1,092
Cash, beginning of period	1,087	1,092	—
Cash, end of period	$1,885	$1,087	$1,092

Supplemental non-cash disclosures
Acquisition of business through non-cash transactions	$—	$—	$18,149
Payment on working capital loan with asset transfer	72	—	—

1. BASIS OF PRESENTATION

Business and Organization

On December 1, 2014, Medici Inc. (“Medici”) was incorporated in the State of Utah, as a wholly owned subsidiary of Overstock.com (“Overstock”), to focus on development of commercial applications of blockchain and financial technology. Pursuant to an agreement dated November 21, 2014, on July 16, 2015, Overstock transferred 24.9% of its shares of Medici to a third-party. On August 26, 2015, the third-party transferred 5.9% of the shares back to Overstock and redistributed some of its shares to other individuals or entities, in connection with the acquisitions described below in Note 4 — Acquisitions, Goodwill, and Acquired Intangible Assets. On October 21, 2016, Medici formally changed its name to t0.com, Inc. On February 3, 2017, Overstock transferred its 81.0% ownership of t0.com, Inc. to its wholly owned subsidiary, Medici Ventures, Inc. As of December 31, 2017, Overstock indirectly owns 81.0% of t0.com, Inc. and the remaining 19.0% of t0.com, Inc. is held by 27 other individual or entity shareholders many of whom are employees or former employee of t0.com, Inc. (the “Company”).

As used herein, “we,” “our” and similar terms include t0.com, Inc. and its subsidiaries, unless the context indicates otherwise.

We obtained an indirect non-controlling interest in two registered broker dealers, SpeedRoute, LLC (“SpeedRoute”) and PRO Securities, LLC (“PRO Securities”), through the acquisition of certain assets of Cirrus Technologies, LLC (“Cirrus Technologies”) during the third fiscal quarter of 2015 and subsequently obtained a 100% direct ownership interest in these two broker dealers in a transaction that closed in the first fiscal quarter of 2016 (see Note 4 — Acquisitions, Goodwill, and Acquired Intangible Assets).

SpeedRoute is an electronic, agency-only Financial Industry Regulatory Authority, Inc. (“FINRA”) registered broker dealer that provides connectivity for its customers to U.S. equity exchanges as well as off-exchange sources of liquidity, such as dark pools. All of SpeedRoute’s customers are registered broker dealers. SpeedRoute does not hold, own, or sell securities.

PRO Securities is a FINRA-registered broker dealer that owns and operates the PRO Securities alternative trading system (“PRO Securities ATS”), which is registered with the Securities and Exchange Commission (“SEC”) as an alternate trading system, or ATS. The PRO Securities ATS is not regulated as an exchange, but is a licensed venue for matching buy and sell orders. The PRO Securities ATS is a closed system available only to its broker dealer subscribers. PRO Securities does not accept orders from non-broker dealers, nor does it hold, own or sell securities.

Basis of presentation

The accompanying consolidated financial statements were prepared pursuant to generally accepted accounting principles (“GAAP”) in the United States. Preparing financial statements requires making estimates and assumptions that affect the amounts that are reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on our best knowledge of current events and actions that we may undertake in the future, our actual results may differ from our estimates, and such differences may be material. The results of operations presented herein are not necessarily indicative of our results for any future period.

2. DISCUSSION OF OPERATING RESULTS

Year Ended December 31, 2017

Revenues, net for the year ended December 31, 2017 increased compared to the same period in the prior year primarily due to on-boarding of new customers resulting in increased trading volume which was partially offset by lower average revenues per trade. Cost of sales for the year ended December 31, 2017 increased compared to the same period in the prior year primarily due to higher trading volume. Gross margin for the year ended December 31, 2017 decreased compared to the same period in the prior year primarily due to lower average revenues per trade.

Sales and marketing expenses increased during the year ended December 31, 2017 compared to the same period in the prior year primarily due to increased headcount and consulting service costs. Technology expense increased during the year ended December 31, 2017 compared to the same period in the prior year primarily due to increased headcount, amortization, and depreciation expense. General and administrative expenses decreased during the year ended December 31, 2017 compared to the same period in the prior year primarily due to higher expenses in 2016 for vendor and legal costs related to a public cryptosecurity project completed at the end of 2016, pursuant to which we developed the tZERO Issuance and Trading Platform (the “Existing tZERO Software Platform”). The Existing tZERO Software Platform represents an integrated suite of software and technology, which enables the issuance and trading of book-entry digital securities. Currently, Overstock.com, Inc.’s Blockchain Voting Series A Preferred Stock is traded using the Existing tZERO Software Platform.

Interest expense, net increased during the year ended December 31, 2017 compared to the same period in the prior year primarily due to interest expense on the acquisition and operating notes payable due to increased amounts owed. Other income (expense), net increased during the year ended December 31, 2017 compared to the same period in the prior year primarily due to a $3.0 million commission earned from Overstock for assisting Overstock to raise capital through warrants (see Note 14 — Related Party and Affiliated Transactions).

Year Ended December 31, 2016

The primary reason for the change in our operating activities for the year ended December 31, 2016, as compared to the same period in prior year, was the acquisition of SpeedRoute and PRO Securities. Until the acquisition of certain assets from Cirrus Technologies in the third fiscal quarter of 2015, our operating activities primarily consisted of start-up costs (see Note 4 — Acquisitions, Goodwill, and Acquired Intangible Assets).

The increase in our revenues, net for the year ended December 31, 2016, as compared to the same period in prior year, was primarily due to closing the acquisition of SpeedRoute and PRO Securities in the first fiscal quarter of 2016.

Sales and marketing expenses increased during the year ended December 31, 2016, as compared to the same period in prior year primarily due to increased headcount and consulting service costs. Technology expense increased during the year ended December 31, 2016, as compared to the same period in prior year primarily due to development cost on a public cryptosecurity project started in 2016 and due to increased headcount, amortization, and depreciation expense. General and administrative expenses increased during the year ended December 31, 2016, as compared to the same period in prior year primarily due to vendor and legal costs incurred in conjunction with a public cryptosecurity project completed at the end of 2016, pursuant to which we developed the Existing tZERO Software Platform.

Interest expense, net increased during the year ended December 31, 2016, as compared to the same period in prior year primarily due to interest expense on the acquisition and operating notes payable due to increased amounts owed.

3. SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries. All intercompany account balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities in the consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates.

Cash

Cash consists of funds on deposit at financial institutions. We have no cash equivalents.

Fair Value Measurement

We account for our assets and liabilities using a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. These two types of inputs have created the fair-value hierarchy below. This hierarchy requires us to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value.

•                  Level 1—Quoted prices for identical instruments in active markets;

•                  Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

•                  Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Under GAAP, certain assets and liabilities are required to be recorded at fair value on a recurring basis. Our assets and liabilities that are adjusted to fair value on a recurring basis are not material to the financial statements. Our other financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, and notes payables are carried at cost, which approximates their fair value.

Accounts receivable

Accounts receivable consist primarily of trade amounts due from our broker dealer business from customers under terms requiring payments up to thirty days from the previous production month. We do not accrue interest on unpaid receivables. Receipts of accounts receivable are applied to specific invoices identified on the customer remittance advice or, if unspecified, are applied to earliest unpaid invoices. We maintain an allowance for doubtful accounts receivable based upon our broker dealer customers’ financial condition and payment history, and our historical collection experience and expected collectability of accounts receivable.

Concentration of credit risk

We maintain cash balances with financial institutions in amounts which, at times, are more than amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and has not experienced any credit losses with them.

During the year ended December 31, 2017, we earned revenue from three customers totaling 20%, 18% and 11% of revenues. During the year ended December 31, 2016, we earned revenue from three customers totaling 22%, 16% and 15% of revenues. During the year ended December 31, 2015, we earned all of our revenue from SpeedRoute and PRO Securities, which we subsequently acquired in 2016 as described further in Note 4 — Acquisitions, Goodwill, and Acquired Intangible Assets.

At December 31, 2017, 24%, 11%, and 8% of accounts receivable was owed from three customers. At December 31, 2016, 17%, 12% and 9% of accounts receivable was owed from three customers.

Fixed assets, net

Fixed assets, which include assets such as our furniture and equipment, technology infrastructure, internal-use software, and website development, are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Life
(years)
Furniture and equipment	5 - 7
Computer hardware	3 - 4
Computer software	2 - 4

Included in fixed assets is the capitalized cost of internal-use software and website development, including software used to upgrade and enhance our website and processes supporting our business. We capitalize costs incurred during the application development stage of internal-use software and amortize these costs over the estimated useful life of two to three years. Costs incurred related to design or maintenance of internal-use software are expensed as incurred.

We capitalized costs associated with internal-use software and website development, both developed internally and acquired externally. We placed into service internal-use software and website development totaling $1.4 million and $192,000 during the during the years ended December 31, 2017 and 2016, respectively. Depreciation of costs associated with internal-use software and website development was $687,000 and $104,000 for those respective periods.

Depreciation expense is classified within the corresponding operating expense categories on the consolidated statements of operations as follows (in thousands):

	Year ended December 31,
	2017	2016	2015
Sales and marketing	$—	$—	$—
Technology	1,091	416	8
General and administrative	9	1	—
Total depreciation, including internal-use software and website development	$1,100	$417	$8

Goodwill

Goodwill represents the excess of the purchase price paid over the fair value of the net assets acquired in business combinations. Goodwill is not amortized but is tested for impairment at least annually. When evaluating whether goodwill is impaired, we make a qualitative assessment to determine if it is more likely than not that its fair value is less than its carrying amount. If the qualitative assessment determines that it is more likely than not that its fair value is less than its carrying amount, we compare the fair value of the reporting unit to which the goodwill is assigned to its carrying amount. If the carrying amount exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss, if any, is calculated by comparing the implied fair value of the goodwill to its carrying amount. In calculating the implied fair value of goodwill, the fair value of the reporting unit is allocated to the other assets and liabilities within the reporting unit based on estimated fair value. The excess of the fair value of a reporting unit over the amount allocated to its other assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized when the carrying amount of goodwill exceeds its implied fair value.

We test for impairment of goodwill annually or when we deem that a triggering event has occurred. There were no impairments to goodwill recorded during the years ended December 31, 2017, 2016, and 2015.

Intangible assets other than goodwill

We capitalize and amortize intangible assets other than goodwill over their estimated useful lives unless such lives are indefinite. Intangible assets other than goodwill acquired separately from third-parties are capitalized at cost while such assets acquired as part of a business combination are capitalized at their acquisition-date fair value. Intangible assets other than goodwill are amortized using the straight-line method of amortization over their useful lives, with the exception of certain intangibles (such as acquired technology, customer relationships, and trade names) which are amortized using an accelerated method of amortization based on cash flows. These assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable as described below under Impairment of long-lived assets.

Intangible assets, net consist of the following (in thousands):

	December 31,
	2017	2016
Acquired intangible assets	$16,000	$16,000
Intangible assets, other (1)	137	82
	16,137	16,082
Less: accumulated amortization of intangible assets	(9,286)	(5,383)
Total intangible assets, net	$6,851	$10,699

(1) At December 31, 2017, the weighted average remaining useful life for intangible assets, other, excluding fully amortized intangible assets, was 3.2 years.

Amortization of intangible assets other than goodwill is classified within the corresponding operating expense categories on the consolidated statements of operations as follows (in thousands):

	Year ended December 31,
	2017	2016	2015
Sales and marketing	$83	$1,008	$531
Technology	3,620	2,905	605
General and administrative	200	—	334
Total Amortization	$3,903	$3,913	$1,470

Estimated amortization expense for the next five years is: $2.8 million in 2018, $1.9 million in 2019, $1.2 million in 2020, $897,000 in 2021, and $34,000 in 2022 and thereafter.

Impairment of long-lived assets

We review property and equipment and other long-lived assets, including intangible assets other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability is measured by comparison of the assets’ carrying amount to future undiscounted net cash flows the asset group is expected to generate. Cash flow forecasts are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. If such asset group is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair values. There were no impairments to long-lived assets recorded during the years ended December 31, 2017, 2016 and 2015.

Simple Agreement for Future Equity

On December 18, 2017, we launched an offering (the “ICO”) of the right to acquire, if issued by us in the future, tZERO Preferred Equity Tokens (the “tZERO Security Token”) through a Simple Agreement for Future Equity (“SAFE”). The ICO is expected to run through May 14, 2018 but may be extended or shortened. Proceeds from the ICO of $905,000 received through December 31, 2017, were recorded as additional paid in capital within our consolidated financial statements. SAFE holders are not entitled to vote or receive dividends. As of December 31, 2017, we have not issued the tZERO Security Tokens.

Revenue Recognition

We currently derive our revenue primarily from our broker dealer business. Securities transactions routed through SpeedRoute (and the related commission revenue and expense) are recorded on the trade date and on a gross basis. We treat cash consideration paid to our customers in the form of rebates as a reduction of gross revenue. These rebates totaled $1.2 million and $1.4 million during the years ended December 31, 2017 and 2016, respectively. The rebates were not applicable to the year ended December 31, 2015.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

We file consolidated and combined federal and state income tax returns with Overstock. There is currently no tax sharing agreement in place to govern the distribution of cash payments and receipts between the group members. Our tax provision (benefit) is allocated by applying the requirements of ASC 740 as if each group member were filing a separate tax return. Our stand-alone financial statements include a valuation allowance because of insufficient taxable income on a hypothetical separate return basis.

Since inception, we determined that it was more likely than not that our historic and current year income tax benefits may not be realized and a valuation allowance should be recorded against our deferred tax assets net of deferred tax liabilities. In evaluating our ability to recover our deferred tax assets, we considered the four sources of taxable income. Because we have no carryback ability and have not identified any viable tax planning strategies, two of the sources are not available. Reversing taxable temporary differences have been properly considered as the deferred tax liabilities reverse in the same period as existing deferred tax assets. However, reversing the deferred tax liabilities is insufficient to fully recover existing deferred tax assets. Therefore, future taxable income, the most subjective of the four sources, is the remaining source available for realization of our net deferred tax assets.

We consider future taxable income and evaluate the need for a valuation allowance on a regular basis. The determination of recording or releasing tax valuation allowances is made, in part, pursuant to an assessment regarding the likelihood that we will generate future taxable income against which benefits of our deferred tax assets may be realized. This assessment requires us to exercise significant judgment and make estimates with respect to our ability to generate revenues, gross profits, operating income and taxable income in future periods. Among other factors, we must make assumptions regarding overall business and industry conditions, operating efficiencies, the competitive environment and changes in regulatory requirements which may impact our ability to generate taxable income and, in turn, realize the value of our deferred tax assets.

The large operating losses since inception and significant economic and regulatory uncertainties in the market have made the projection of future taxable income uncertain. Accordingly, we have a valuation allowance recorded against our deferred tax assets as it is currently not “more likely than not” that the assets will be realized.

Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. On December 22, 2017, the President signed into law Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act (“TCJA”), following its passage by the United States Congress. The TCJA will make significant changes to U.S. federal income tax laws, mostly effective for tax years beginning after December 31, 2017. Among many other changes, the new law lowers the corporate tax rate from 35% to 21% for tax years beginning in 2018, transitions U.S international taxation from a worldwide tax system to a territorial system, and includes a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. Due to our large operating losses since inception and the current valuation allowance on our net deferred tax assets, we do not expect the change in the tax law to have a material impact to our tax provision.

Loss contingencies

In the normal course of business, we may become involved in legal proceedings and other potential loss contingencies. We accrue a liability for such matters when it is probable that a loss has been incurred and the amount can be reasonably estimated. When only a range of probable loss can be estimated, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. We expense legal fees as incurred (see Note 8 — Commitments and Contingencies).

4. ACQUISITIONS, GOODWILL, AND ACQUIRED INTANGIBLE ASSETS

During 2015, we entered into a purchase agreement to acquire certain assets of Cirrus Technologies, a financial technology firm. In connection with the assets acquired from Cirrus Technology, we also entered into an agreement to purchase SpeedRoute and all of the outstanding membership interests not already owned by the Company in PRO Securities. Both SpeedRoute and PRO Securities were under common control with Cirrus Technologies by a party that holds a non-controlling interest in the Company.

This acquisition closed in two parts. The Cirrus Technologies asset acquisition closed in third fiscal quarter of 2015 and the membership interests in SpeedRoute and PRO Securities closed in the first fiscal quarter of 2016 after receiving approval from FINRA. The total gross purchase price of this acquisition was $29.7 million. The proceeds for the acquisition were financed by us through a note payable to Overstock that bears interest that approximates the Federal Funds Rate. The total purchase price has been allocated to the assets acquired and the liabilities assumed based on their respective fair values at the acquisition dates, with amounts exceeding fair value recorded as goodwill. We did not record significant deferred taxes related to the acquisition. The goodwill of the acquired business is deductible for tax purposes.

The asset acquisition of Cirrus Technologies and the acquisition of the membership interests of SpeedRoute and PRO Securities were negotiated and contemplated in conjunction with each other. As such, this was recognized as a single transaction. We estimated the fair value of the acquired assets based on our estimate of future revenues, operating margins, discount rates, royalty rates and assumptions about the relative competitive environment.

The fair values of the assets acquired and liabilities assumed at the acquisition dates are as follows (in thousands):

Fair Value
Purchase Price
Purchase price, net of cash acquired	$27,502
Allocation
Goodwill	$11,914
Intangibles	16,000
Accounts receivable and other assets	2,565
Other liabilities assumed	(2,977)
$27,502

The following table details the identifiable intangible assets acquired at their fair value and remaining useful lives (amounts in thousands):

		Weighted Average
	Fair Value	Useful Life (years)
Intangible Assets
Technology and developed software	$13,600	2.92
Customer relationships	1,900	—
Trade names	300	5.93
Other	200
Total acquired intangible assets as of the acquisition date	16,000
Less: accumulated amortization of acquired intangible assets	(9,228)
Total acquired intangible assets, net as of December 31, 2017	$6,772

The expense for amortizing acquired intangible assets in connection with this acquisition $3.9 million, $3.9 million, and $1.5 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Acquired intangible assets primarily include technology, customer relationships and trade names. As described above, we determined the fair value of these assets using an income approach method to determine the present value of expected future cash flows for each identifiable intangible asset. This method was based on discount rates which incorporate a risk premium to take into account the risks inherent in those expected cash flows. The expected cash flows were estimated using the expectations of market participants.

As a result of the closing of the membership interests in SpeedRoute and PRO Securities, and finalizing the valuation of the acquired assets, during the year ended December 31, 2016, we made a $689,000 adjustment in goodwill consisting primarily of net cash acquired of $1.2 million, accounts receivable, intangible assets, and other assets of $1.9 million and liabilities assumed of $2.5 million.

The acquired assets, liabilities, and associated operating results were consolidated into our financial statements at the acquisition date and comprise the majority of the operating activities for the periods presented.

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following (in thousands):

	December 31,
	2017	2016
Accounts receivable	$2,678	$2,809
Less: allowance for doubtful accounts	(52)	(92)
Accounts receivable, net	$2,627	$2,717

6. FIXED ASSETS, NET

Fixed assets, net consist of the following (in thousands):

	December 31,
	2017	2016
Computer hardware and software, including internal-use	$2,762	$2,749
software and website development
Furniture and equipment	26	26
	2,788	2,775
Less: accumulated depreciation	(1,520)	(451)
Total fixed assets, net	$1,268	$2,324

Depreciation of fixed assets totaled $1.1 million, $417,000, and $8,000 for the years ended December 31, 2017, 2016 and 2015, respectively.

Upon sale or retirement of assets, cost and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss, if any, is reflected in the consolidated statements of operations.

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following (in thousands):

	December 31,
	2017	2016
Accounts payable accruals	$2,528	$1,903
Other accrued expenses	369	78
Accrued compensation and other related costs	376	208
Accrued legal contingencies	75	—
Accrued taxes	33	23
Total accrued liabilities	$3,382	$2,212

8. COMMITMENTS AND CONTINGENCIES

Summary of future minimum lease payments for all operating leases

Minimum future payments under all operating leases as of December 31, 2017, are as follows (in thousands):

Payments due by period:
2018	$506
2019	521
2020	58
2021	—
Thereafter	—
$1,085

Rental expense for operating leases totaled $492,000, $473,000, and $106,000 for the years ended December 31, 2017, 2016 and 2015, respectively.

Loss contingencies

In the normal course of business, we may become involved in legal proceedings and other potential loss contingencies. We accrue a liability for such matters when it is probable that a loss has been incurred and the amount can be reasonably estimated. When only a range of probable loss can be estimated, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

SpeedRoute has been, and remains involved, in ongoing discussions with regulatory authorities, including related to rules applicable to supervision and required supervisory procedures for review of certain potential trading activity, such as pre-arranged trades or wash trades and to Order Audit Trail System (OATS) reporting and trading practice matters. SpeedRoute has received and responded to inquiries from FINRA and the SEC.

At December 31, 2017, we have accrued $75,000 in light of probable and estimable liabilities which is offset by a receivable for an indemnification agreement that we have entered into with Mr. Cammarata. It is reasonably possible that the actual losses may exceed our accrued liabilities.

9. STOCKHOLDERS’ EQUITY

Common Stock

Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends declared by the board of directors out of funds legally available. No dividends have been declared or paid on our common stock since inception through December 31, 2017.

10. OTHER INCOME (EXPENSE), NET

Other income (expense), net consists of the following (in thousands):

	Years ended December 31,
	2017	2016	2015
Commission income from Overstock	$3,000	$—	$—
Other	2	(1)	1
Total other income (expense), net	$3,002	$(1)	$1

See Note 14 — Related Party and Affiliated Transactions for more information about the commission earned from Overstock.

11. INCOME TAXES

The provision (benefit) for income taxes consists of the following (in thousands):

	Year ended December 31,
	2017	2016	2015
Current	$14	$16	$7
Deferred	—	—	—
Total provision (benefit) for income taxes	$14	$16	$7

The provision (benefit) for income taxes for periods shown differ from the amounts computed by applying the U.S. federal income tax rate of 35% to income (loss) before income taxes primarily due to the effect of a valuation allowance on the company’s deferred tax assets net of deferred tax liabilities. We recorded current tax expense in each period for certain state and foreign taxes. There are no tax-related balances due to or from affiliates as of any balance sheet date presented.

Each quarter we assess the recoverability of our deferred tax assets under ASC 740. We are required to establish a valuation allowance for any portion of the assets that we conclude is not more likely than not realizable. Our assessment considers, among other things, carryforward periods, our utilization experience with operating loss and tax credit carryforwards, forecasts of consolidated taxable income, and prudent and feasible tax planning strategies. We have concluded based on all available positive and negative evidence it is not more likely than not that our deferred tax assets as of December 31, 2017 will be realized in the future. On the basis of this evaluation, as of December 31, 2017, a valuation allowance has been recorded to reduce the portion of the deferred tax assets that are not more likely than not to be realized. We will continue to monitor the need for a valuation allowance against our deferred tax assets on a quarterly basis.

12. BROKER DEALERS

SpeedRoute and PRO Securities are subject to the SEC’s Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 and that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1. At December 31, 2017, SpeedRoute had net capital of $334,848, which was $233,485 in excess of its required net capital of $101,363 and SpeedRoute’s net capital ratio was 4.5 to 1. At December 31, 2017, PRO Securities had net capital of $24,175, which was $19,175 in excess of its required net capital of $5,000 and PRO Securities net capital ratio was 1.3 to 1.

SpeedRoute and PRO Securities did not have any securities owned or securities sold, not yet purchased at December 31, 2017, 2016, and 2015.

13. BORROWINGS

Acquisition Notes Payable to Parent

In connection with the acquisitions discussed in Note 4 — Acquisitions, Goodwill, and Acquired Intangible Assets above, we entered into two demand notes dated August 26, 2015 and January 28, 2016 with Overstock, which holds an indirect 81% interest in the Company through its wholly-owned subsidiary Medici Ventures, Inc. We have borrowed $29.1 million under the August 26, 2015 note and $600,000 under the January 28, 2016 note. The notes bear interest that approximates the Federal Funds Rate. The entire principal balance of these notes and any accumulated interest is due and payable immediately upon demand by Overstock, but if no demand is made, the balance of the August 26, 2015 note will be due and payable on August 26, 2020 and the balance of the January 28, 2016 note will be due and payable on January 28, 2021. We may repay some or all of these notes and accumulated interest from the proceeds of our planned initial coin offering (“ICO”).

The aggregate principal for the acquisition notes payable was $29.7 million and $29.7 million as of December 31, 2017 and 2016, respectively.

Operating Note Payable to Parent

Overstock provides additional services or funding to and for our benefit; however, any such additional services or funding are at the sole discretion of Overstock, which has no obligation to provide any additional services or funding. All additional services, funding, intellectual development work, and other costs and expenses incurred by Overstock, or advanced to us, in the furtherance of our business is deemed a loan by Overstock to the us. Such amounts bear interest at 7.0% annually and, unless otherwise agreed by Overstock, must be repaid by us in monthly payments due on the 15th day of each month in an amount equal to 50% of our net revenues (gross revenues minus operating costs) for the preceding calendar month. Our results have not yet allowed for any repayments to date. We may prepay any amount of any such loans at any time without penalty. We may repay some or all of this note and accumulated interest from the proceeds of our planned ICO.

The aggregate principal for the operating note payable was $19.2 million and $14.1 million as of December 31, 2017 and 2016, respectively.

14. RELATED PARTY AND AFFILIATED TRANSACTIONS

In October 2016, we entered into an agreement to provide Overstock with access to the Existing tZERO Software Platform in exchange for a $20,000 per month subscription fee, which is included the balance of revenues, net in the consolidated operations statement.

In December 2017, we earned a $3.0 million commission from Overstock for assisting Overstock to raise capital through warrants, representing approximately 3% of the capital raised.

Overstock, which holds an indirect majority interest in us, provides additional services or funding to and for our benefit; however, any such additional services or funding are at the sole discretion of Overstock, which has no obligation to provide any additional services or funding. All additional services, funding, intellectual development work, and other costs and expenses incurred by Overstock, or advanced to us, in the furtherance of our business is deemed a loan by Overstock to us. See Note 13 — Borrowings, Operating Note Payable to Parent for additional information.

15. GOING CONCERN

We have generated limited revenue and have accumulated losses since inception. As such, our continuation as a going concern is currently dependent upon the continued financial support from Overstock, which it has provided, but is under no obligation to continue. We anticipate the proceeds from our planned ICO will provide sufficient liquidity to meet our operating commitments for the next twelve months. However, there is no guarantee we will be successful in achieving this objective.

16. SUBSEQUENT EVENTS

We have evaluated the impact of all subsequent events through February 16, 2018, the date these financial statements were available to be issued, and determined that all subsequent events have been appropriately recognized and disclosed in the accompanying financial statements.

Issuance of equity awards

In December 2017, our Board of Directors approved an equity incentive plan pursuant to which it may grant compensatory options to acquire up to 5% of our common stock. In January 2018, we granted restricted stock units under the equity incentive plan for an aggregate of approximately 1.0% of our common stock, net of shares withheld to satisfy minimum tax withholdings, all of which vested on January 23, 2018. In January 2018, we will recognize approximately $4.0 million in compensation expense associated with these awards based on their estimated fair value at the grant date. As a result of these vested awards, Medici Ventures, Inc.’s ownership interest in us will be reduced from 81% to 80%.

Siebert Financial Transactions

On January 31, 2018, the Company entered into a Common Stock Purchase Agreement by and among the Company, certain holders of common stock of Siebert Financial Corp. (“Siebert”) and StockCross Financial Services, Inc. (“StockCross”), an affiliate of Siebert, pursuant to which the Company received 1,476,600 shares of StockCross common stock, or 24% of the total outstanding shares, and 1,217,295 shares of Siebert common stock, or 4.5% of the total outstanding shares, for an aggregate purchase price of $12,000,000. On the same day, the Company entered into a Securities Purchase Agreement with Kennedy Cabot Acquisition (“Kennedy”), the majority shareholder of Siebert, pursuant to which the Company received 100 member units of Kennedy, or 1% of the total outstanding member units, and 70,000 shares of Siebert common stock, or 0.3% of the total outstanding shares, for an aggregate purchase price of $1,000,000. Siebert is a public holding company that, among other things, conducts a retail discount brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc. (“Muriel Siebert & Co.”).

On February 16, 2018, Siebert distributed an additional 90,000 shares to the Company. Following this distribution, the Company holds approximately 5.1% of the total outstanding shares of Siebert common stock.

In conjunction with the above agreements, the Company also signed a Financial Services Advertising Agreement by and among the Company, SpeedRoute and Muriel Siebert & Co. to offer discounted online trading of U.S. equities to customers accessing Muriel Siebert & Co. through the Overstock.com website’s FinanceHub.

ES Capital Investment

Pursuant to a purchase agreement dated as of December 20, 2017, the Company purchased 51% of the membership units of ES Capital Advisors, LLC, (“ES Capital”), a registered investment advisor under the Investment Advisers Act of 1940, for a purchase price of $180,000. The Company is also obligated to satisfy certain payment obligations of ES Capital totaling $50,000, which will be paid in monthly installments through March 1, 2018. The Company intends to operate the business under the name tZERO Advisors.

PLG Consulting, LLC (“PLG Consulting”) provided financial advice to ES Capital in connection with tZERO’s initial investment in ES Capital. Peter L. Getz, the founder and CEO of PLG Consulting, LLC, is also an employee of Fusion and has provided advisory services to tZERO in connection with the Offering. Mr. Getz will also serve as a director on the board of directors of ES Capital.

On January 31, 2018, the Company entered into a stock purchase agreement by and among the Company, David J. Morton (“Morton”) and PLG Consulting pursuant to which the Company purchased 2,250 membership units of ES Capital from each of PLG Consulting and Morton, who serves as the manager of ES Capital, for an aggregate purchase price of approximately $3.0 million (the “Additional Purchase”). Following the Additional Purchase, the Company beneficially owns approximately 65.8% of the membership units of ES Capital.

In connection with the Additional Purchase, ES Capital adopted the Second Amended and Restated Operating Agreement of ES Capital (the “Operating Agreement”).  Pursuant to the Operating Agreement, ES Capital is managed and controlled by a manager, provided that certain key actions (“Fundamental Actions”) require the written consent of at least a majority of the aggregate outstanding membership units of ES Capital. Fundamental Actions include amendments to certain provisions of the Operating Agreement, certain actions that would result in the liquidation or dissolution of ES Capital, the making of material changes to the nature of ES Capital’s business, the conversion to a corporation and capital expenditures in excess of $250,000. The manager of ES Capital may be removed, and a new manager elected, in each case by a vote of at least a majority of the aggregate membership units of ES Capital. The initial manager of ES Capital is Morton. The Company’s membership interests in ES Capital are subject to drag-along rights in connection with certain strategic transactions approved by the manager.

Verify Investors, LLC

Pursuant to a purchase agreement by and among the Company, Verify Investor, LLC and Jor L. Law, as representative of the several sellers of membership interests in Verify Investor, LLC, dated February 12, 2018, the Company purchased 81.0% of Verify Investor, LLC, an accredited investor verification company, for $12.0 million in cash.

WPS Prime Letter of Intent

On February 6, 2018, the Company entered into a Letter of Intent (the “WPS LOI”) with Weeden Prime Services, LLC (“WPS”), a U.S. registered broker-dealer. The WPS LOI contemplates that the Company will acquire a 51% of the outstanding membership interests of WPS for $11.0 million in cash with a subsequent purchase, prior to the first anniversary of the initial purchase, of an additional 30% of the aggregate membership interests of WPS for an additional $7.0 million in cash. Following the subsequent purchase, the Company will own 81% of the then-outstanding membership units of WPS. The WPS LOI contemplates that the existing members of WPS shall retain certain minority investor rights, including with respect to representation on the board of managers of WPS (proportionate to ownership) and customary drag-along and tag-along rights and anti-dilution protections. The WPS LOI also contemplates that at any time following the first anniversary of the second closing, the Company may, with 60-days’ written notice, acquire all (but not less than all) of the outstanding membership units of WPS not then owned by the Company at fair market value. The Company expects the transaction to close during the third quarter of 2018, subject to the execution of definitive documentation, any applicable regulatory approvals and customary closing conditions.

Conversion to Delaware Corporation

The Company expects to convert to a Delaware corporation prior to the Token Issuance Date, if any. Upon such a conversion, the terms the “Company” and “tZERO” will refer, post conversion, to the Delaware corporation to which the Company converted. There can be no assurance that the conversion will occur as anticipated.

ANNEX A

[Intentionally Omitted]

ANNEX B

[Intentionally Omitted]

ANNEX C

[Intentionally Omitted]

ANNEX D

[Intentionally Omitted]

ANNEX E

[Intentionally Omitted]

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